UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

EDGEWATER TECHNOLOGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT NO. 1 TO THE PROSPECTUS/PROXY STATEMENT DATED SEPTEMBER 28, 2018

October 23, 2018

To Stockholders of Edgewater Technology, Inc.:

This supplement amends and supplements the definitive prospectus/proxy statement, dated as of September 28, 2018 (the “prospectus/proxy statement”), first mailed to stockholders of Edgewater Technology, Inc. (“Edgewater”) commencing on September 28, 2018, for a special meeting of Edgewater stockholders to be held at the offices of McDonald Hopkins LLC, 600 Superior Avenue East, Suite 2100, Cleveland, OH 44114 on October 29, 2018, at 10:00 a.m. Eastern Time (the “Edgewater special meeting”).

The purpose of the Edgewater special meeting, among other things, is to consider and vote on the proposal to approve and adopt the arrangement agreement, as amended (the “arrangement agreement”), among Alithya Group Inc., a Québec private corporation (“Alithya”), Alithya Group inc. (f/k/a 9374-8572 Québec Inc.), a newly-formed Québec corporation (“New Alithya”), 9374-8572 Delaware Inc., a newly-formed wholly-owned Delaware subsidiary of New Alithya (“U.S. Merger Sub”), and Edgewater. Under the terms of the arrangement agreement, (i) New Alithya will acquire Alithya pursuant to a plan of arrangement under the laws of Québec, Canada, and (ii) U.S. Merger Sub will merge with and into Edgewater (the “merger”), with Edgewater as the surviving corporation (together, the “transactions”). As a result of the transactions, both Edgewater and Alithya will become wholly-owned subsidiaries of New Alithya. The proposal to approve and adopt the arrangement agreement and the transactions contemplated thereby (including the merger) and the other proposals to be voted on at the Edgewater special meeting are described in more detail in the prospectus/proxy statement.

This supplement should be read in conjunction with the prospectus/proxy statement, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the prospectus/proxy statement, the information contained herein supersedes the information contained in the prospectus/proxy statement. Page references in the below disclosures are to the prospectus/proxy statement, and defined terms used but not defined herein have the meanings set forth in the prospectus/proxy statement.

Your vote is very important. Whether or not you expect to attend the Edgewater special meeting, please vote as soon as possible by following the instructions in the prospectus/proxy statement to make sure your shares are represented at the Edgewater special meeting. In this regard, your failure to vote your shares at the Edgewater special meeting (or to instruct your broker on how to vote your shares at the Edgewater special meeting) will have the same effect as a vote “AGAINST” the proposal to adopt the arrangement agreement and the transactions contemplated thereby (including the merger). The Edgewater board of directors recommends unanimously that you vote “FOR” the proposal to approve and adopt the arrangement agreement and the transactions contemplated thereby (including the merger), and “FOR” the other proposals described in the prospectus/proxy statement.

IF YOU HAVE ALREADY SUBMITTED YOUR PROXY, YOU DO NOT NEED TO TAKE ANY ACTION UNLESS YOU WISH TO CHANGE YOUR VOTE.

None of the Securities and Exchange Commission, any state securities commission or any Canadian securities regulatory authority has expressed an opinion about, or approved or disapproved of the securities to be issued in connection with, the transactions or determined if this supplement and the prospectus/proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

ADDITIONAL INFORMATION

In connection with the transactions, New Alithya has filed with the SEC a Registration Statement on Form F-4, which the SEC declared effective on September 27, 2018, and which includes the prospectus/proxy statement. Edgewater filed the prospectus/proxy statement with the SEC on September 28, 2018 and first mailed the prospectus/proxy statement to its stockholders commencing on September 28, 2018.

This supplement and the prospectus/proxy statement incorporate by reference important business and financial information about Edgewater from documents that are not included in or delivered with this supplement or the prospectus/proxy statement. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this supplement and the prospectus/proxy statement by requesting them in writing or by telephone from Edgewater at the following address and telephone number:

Edgewater Technology, Inc.

200 Harvard Mill Square, Suite 320

Wakefield, MA 01880

(781) 246-3343

Email: ir@edgewater.com

Attention: Investor Relations

You may also read and copy any document that Edgewater files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Edgewater. The SEC’s Internet site can be found at http://www.sec.gov.

In addition, if you have questions about the transactions or the Edgewater special meeting, or if you need to obtain copies of this supplement, the prospectus/proxy statement, the proxy card or other documents incorporated by reference into this supplement or the prospectus/proxy statement (at no charge), you may contact Edgewater’s proxy solicitor:

InvestorCom

John Glenn Grau

Toll Free: (877) 972-0090

Direct: (203) 295-7841

Main: (203) 972-9300 ext. 110

If you would like to request documents, please do so by October 24, 2018 in order to receive them before the Edgewater special meeting. For a more detailed description of the information incorporated by reference into this supplement and the prospectus/proxy statement and how you may obtain it, see “Where You Can Find More Information” beginning on page 236 of the prospectus/proxy statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This supplement and the prospectus/proxy statement and the documents incorporated into this supplement and the prospectus/proxy statement by reference contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the respective financial conditions, results of operations, financial projections and businesses of Edgewater, Alithya and New Alithya, and the expected impact of the proposed merger and arrangement on New Alithya and its business. Statements including words such as “pro forma,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” “look forward,” “guidance,” and the negative of these terms or other comparable or similar terminology or expressions often identify forward-looking statements. Statements included or incorporated in this supplement and the prospectus/proxy statement that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act and Section 21E of the Exchange Act (collectively, “forward-looking statements”).

These forward-looking statements may include, without limitation, statements regarding the completion of the transactions, expected synergies and other benefits, including tax, financial and strategic benefits, to New Alithya and the respective shareholders of Edgewater and Alithya of the transactions, the expected tax consequences to holders of Edgewater Common Stock and New Alithya Subordinate Voting Shares and the expected accounting treatment for the transactions and other statements that are not historical facts. Without limiting the generality of the preceding sentence, certain information contained in this supplement and in the sections “The Merger and the Arrangement—Background of the Transactions,” “The Merger and the Arrangement—Recommendations of Edgewater’s Board of Directors; Edgewater’s Reasons for the Merger” and “The Merger and the Arrangement—Edgewater and Alithya Unaudited Prospective Financial Information” in the prospectus/proxy statement constitute forward-looking statements.

Although each of Edgewater and Alithya believes its forward-looking statements are reasonable, they are subject to important risks and uncertainties. Those include, without limitation, the failure to receive, on a timely basis or otherwise, the required approvals by Edgewater stockholders and Alithya shareholders, the Québec court and applicable government and regulatory authorities, the terms of those approvals, the risk that a condition to closing contemplated by the arrangement agreement may not be satisfied or waived, the inability to realize expected synergies or cost savings or difficulties related to the integration of Edgewater and Alithya operations, the ability of New Alithya to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners, or other adverse events, changes in applicable laws or regulations, competition from other IT consulting companies, and other risks disclosed in Edgewater’s public filings, any or all of which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. The forward-looking statements in this supplement and the prospectus/proxy statement are qualified by these risk factors. As a result of these risks and uncertainties, the transactions could be modified, restructured or not be completed, and actual results and events may differ materially from the results and events contemplated in these forward-looking statements and from historical results. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this supplement, the date of the prospectus/proxy statement or the date of any document incorporated by reference. You should carefully read this supplement and the prospectus/proxy statement together with the information incorporated therein by reference as described under the heading “Where You Can Find More Information” in the prospectus/proxy statement completely and with the understanding that actual future results may be materially different from those that are expected by Edgewater and Alithya. Except as otherwise required by law, none of Edgewater, Alithya or New Alithya undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, or to comment on expectations of, or statements made by the other party or third parties in respect of the transactions. These forward-looking statements are not guarantees of future performance, given that they involve risks and uncertainties. You should not assume that any lack of update to a previously issued forward-looking statement constitutes a reaffirmation of that statement. Continued reliance on forward-looking statements is at your own risk.

Additional information about these and other risks and uncertainties and about the material factors or assumptions underlying such forward-looking statements may be found in the prospectus/proxy statement under the section entitled “Risk Factors,” as well as under the section entitled “Risk Factors” in Edgewater’s Form 10-K, Form 10-Q and Form 8-K filings with the SEC.

Page
SUPPLEMENTAL DISCLOSURES TO PROSPECTUS/PROXY STATEMENT	1
Edgewater Special Dividend	1
Amendment No. 2 to the Arrangement Agreement	1
Update Relating to Alithya Private Placement	2
Alithya Financial Updates	3
Update to Edgewater’s Golden Parachute Disclosure	3
ANNEX A: AMENDMENT NO. 2 TO THE ARRANGEMENT AGREEMENT	A-1
ANNEX B: ALITHYA INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED JUNE 30, 2018 AND 2017	B-1
ANNEX C: ALITHYA MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2018 AND 2017	C-1
ANNEX D: UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION	D-1

SUPPLEMENTAL DISCLOSURES TO PROSPECTUS/PROXY STATEMENT

These supplemental disclosures should be read in conjunction with the prospectus/proxy statement, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the prospectus/proxy statement, the information contained herein supersedes the information contained in the prospectus/proxy statement. Page references in the below disclosures are to the prospectus/proxy statement, and defined terms used but not defined herein have the meanings set forth in the prospectus/proxy statement.

Edgewater Special Dividend

The prospectus/proxy statement previously disclosed that prior to the anticipated closing date of the transactions, Edgewater will declare to its stockholders and option holders of record immediately prior to the anticipated closing date a special dividend.

As previously described in Edgewater’s October 18, 2018 press release, the Edgewater board of directors has declared a special dividend of U.S.$17.2 million, which reflects (i) approximately U.S.$1.15 of cash dividend for each share of Edgewater Common Stock then outstanding to Edgewater stockholders of record on October 31, 2018 and (ii) applicable adjustments to the exercise prices of options held by Edgewater optionholders of record on October 31, 2018. The Edgewater special dividend is conditioned upon the closing of the transactions. If the transactions have by then been completed, the Edgewater special dividend will be payable on or about November 9, 2018.

Amendment No. 2 to the Arrangement Agreement

The prospectus/proxy statement previously disclosed that Edgewater stockholders will receive 1.3118 newly issued New Alithya Subordinate Voting Shares (the “exchange ratio”) as consideration for the merger, in exchange for each share of Edgewater Common Stock held by such stockholders, subject to potential adjustment if the volume-weighted average trading price of the Edgewater Common Stock on NASDAQ during the 10 consecutive trading days immediately preceding the ex-dividend date for the special dividend described above is less than U.S.$5.25.

As previously described in Edgewater’s October 17, 2018 press release, on October 17, 2018, Alithya, Edgewater, New Alithya and U.S. Merger Sub entered into Amendment No. 2 to the arrangement agreement (“Amendment No. 2”) mutually agreeing to:

•	set the exchange ratio at 1.1918; and

•	remove the adjustment mechanism for the exchange ratio.

The above summary describes the material terms of Amendment No. 2 and is qualified in its entirety by reference to Amendment No. 2, which is incorporated into this supplement and the prospectus/proxy statement by reference in its entirety and attached as Annex A to this supplement.

Based on the updated exchange ratio, the number of New Alithya Shares estimated to be outstanding immediately following the consummation of the transactions (based on the number of basic shares outstanding of Edgewater and Alithya and excluding any New Alithya Subordinate Voting Shares which may be issued to investors in Alithya’s anticipated private placement prior to or contemporaneously with the closing of the transactions) would be 43,408,203.

Changes to the Prospectus/Proxy Statement in connection with Amendment No. 2

In connection with Amendment No. 2:

•	all references to “arrangement agreement” or “Annex A” shall be deemed to refer, where applicable, to the arrangement agreement as amended by Amendment No. 2;

•

all references to “exchange ratio” or “1.3118” in the prospectus/proxy statement shall be deemed to refer, where applicable, to the updated exchange ratio of 1.1918 after giving effect to Amendment No. 2;

•

all references to “42%” and “58%,” as such percentages pertain to the approximate percentage ownership of the aggregate number of New Alithya Shares outstanding upon consummation of the transactions (excluding any New Alithya Subordinate Voting Shares which may be issued to investors in Alithya’s anticipated private placement prior to or contemporaneously with the closing of the transactions) to be held by former Edgewater stockholders and former Alithya shareholders, respectively, shall be deemed to refer, where applicable, to “40%” and “60%,” respectively;

1

•

all references to “18%” and “82%,” as such percentages pertain to the approximate percentage ownership of the total voting power of New Alithya Shares outstanding upon consummation of the transactions (excluding any New Alithya Subordinate Voting Shares which may be issued to investors in Alithya’s anticipated private placement prior to or contemporaneously with the closing of the transactions) to be held by former Edgewater stockholders and former Alithya shareholders, respectively, shall be deemed to refer, where applicable, to “16%” and “84%,” respectively;

•	the disclosure in the section entitled “The Arrangement Agreement” in the prospectus/proxy statement is hereby supplemented by adding the following additional disclosure after the fourth paragraph:

“On October 17, 2018, Alithya, Edgewater, New Alithya and U.S. Merger Sub entered into Amendment No. 2 to the arrangement agreement (“Amendment No. 2”) mutually agreeing to:

•	set the exchange ratio at 1.1918; and

•	remove the adjustment mechanism for the exchange ratio”; and

•

the disclosure in section entitled “The Merger and the Arrangement—Background of the Transactions” in the prospectus/proxy statement is hereby supplemented by adding the following additional disclosure after the last paragraph:

“On October 17, 2018, the parties finalized and signed the amendment no. 2 to the arrangement agreement.

On October 17, 2018, Edgewater filed with the SEC a Form 8-K reporting the signing of the amendment no. 2 to arrangement agreement.”

Update Relating to Alithya Private Placement

The prospectus/proxy statement previously disclosed that in order to repay the entire outstanding amount under Edgewater’s existing revolving credit facility prior to or concurrently with the payment of the special dividend, New Alithya intends to rely on the available cash and financing commitments of Alithya and/or New Alithya and proceeds from a private placement by Alithya prior to or contemporaneously with the closing of the transactions of up to C$50 million of subscription receipts (plus up to an additional 15% of the offering amount as the underwriters’ option to purchase additional securities) that will convert into New Alithya Subordinate Voting Shares upon closing of the transactions.

On October 19, 2018, Alithya entered into an agreement to sell to a syndicate of underwriters or substituted purchasers, on a bought deal private placement basis in Canada and in reliance on Regulation S under the Securities Act of 1933, as amended, 11,111,200 subscription receipts of Alithya at a price of C$4.50 per subscription receipt and for estimated gross proceeds of approximately C$50.0 million. The offering is expected to close on or around October 30, 2018 and is subject to customary conditions and regulatory approvals. Each subscription receipt will automatically be converted into an Alithya Common Share prior to the closing of the transactions, which Alithya Common Share will subsequently be exchanged for a New Alithya Subordinate Voting Share upon closing of the transactions pursuant to the arrangement agreement.

Alithya also granted the underwriters an option to purchase up to an additional 1,666,680 subscription receipts at the same offering price, exercisable in whole or in part at any time up until 72 hours prior to closing of the offering. There can be no assurance that the offering will be completed. The closing of the transactions is not contingent upon closing of the offering of subscription receipts by Alithya.

Based on the updated exchange ratio and the number of New Alithya Subordinate Voting Shares to be issued in exchange for the Alithya Common Shares issued in connection with the Canadian private placement described above (assuming that the underwriters do not exercise their option to purchase additional Alithya subscription receipts), the number of New Alithya Shares estimated to be outstanding immediately following the consummation of the transactions (based on the number of basic shares outstanding of Edgewater and Alithya) would be 54,519,403.

2

Alithya Financial Updates

The prospectus/proxy statement previously disclosed that New Alithya intends to file a non-offering prospectus in the province of Québec for the purpose of becoming a reporting issuer in the province of Québec. In connection with the filing the non-offering prospectus in the province of Québec, Alithya has prepared and submitted the following financial information with the Quebec securities regulator:

•	its interim condensed consolidated financial statements for the three months ended June 30, 2018 and 2017, which are attached as Annex B to this supplement;

•	its management’s discussion and analysis of financial condition and results of operations for the three months ended June 30, 2018 and 2017, which is attached as Annex C to this supplement; and

•

its unaudited pro forma consolidated financial information (which includes the unaudited pro forma consolidated statement of financial position of Alithya as of June 30, 2018 (reflecting pro forma adjustments to the financial position of Alithya to give effect to the transactions as if they had occurred on that date) and the unaudited pro forma consolidated statement of operations of Alithya for the three months ended June 30, 2018 and for the fiscal year ended March 31, 2018 (reflecting pro forma adjustments to the historical results of Alithya and Edgewater to give effect to the transactions as if they had occurred on April 1, 2017)), which is attached as Annex D to this supplement.

Update to Edgewater’s Golden Parachute Disclosure

The disclosure in section entitled “The Merger and the Arrangement—Interests of Certain Persons in the Merger—Change-in-Control Agreements with Executive Officers” in the prospectus/proxy statement is hereby supplemented by adding the following additional disclosure after the last paragraph:

Golden Parachute Compensation

Name	Cash (U.S.$)			Equity (U.S.$)	Pension / NQDC (U.S.$)	Perquisites / Benefits (U.S.$)	Tax Reimbursement (U.S.$)	Other (U.S.$)	Total (U.S.$)
Jeffrey Rutherford	U.S.$	360,309	*	N/A	N/A	N/A	N/A	N/A	U.S.$	360,309	*
Paul McNeice	U.S.$	220,000	**	N/A	N/A	N/A	N/A	N/A	U.S.$	220,000	**

*

Per Section 2 of the Sale Bonus Agreement between Edgewater and Mr. Rutherford, if the transactions are completed, Edgewater will then become obligated to pay to Mr. Rutherford a cash bonus in the amount of U.S.$250,000 plus 5% of the amount by which the special dividend exceeds U.S.$15.0 million. Based upon the amount of the special dividend declared by the Edgewater board as described above under “Edgewater Special Dividend,” the amount of the payment will be (U.S.$250,000) + (5% of U.S.$2,206,175) = U.S.$360,309.

**	Payable in the event that Mr. McNeice is terminated within one year following a change of control (which change of control will be triggered by the merger).

3

Annex A

AMENDMENT NO. 2

TO ARRANGEMENT AGREEMENT

This Amendment No. 2 to Arrangement Agreement (“Amendment”) is made as of October 17, 2018

AMONG

Alithya Group Inc., a corporation existing under the laws of Québec

-and-

Alithya Group inc. (f/k/a 9374-8572 Québec Inc.), a corporation existing under the laws of Québec

-and-

9374-8572 Delaware Inc., a corporation existing under the laws of Delaware

-and-

Edgewater Technology, Inc., a corporation existing under the laws of Delaware.

RECITALS

A.         The Parties have previously entered into an Arrangement Agreement dated as of March 15, 2018, as amended on September 10, 2018 (the “Arrangement Agreement”).

B.         The Parties now desire to amend the Arrangement Agreement in certain respects as provided herein.

NOW, THEREFORE, the parties agree as follows:

1.         Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Arrangement Agreement.

2.         The definitions of “Adjusted Equity Exchange Ratio” and “VWAP” in Section 1.1 of the Arrangement Agreement are hereby deleted in their entirety and replaced, in each case, with the word “Reserved.”

3.         The definition of “Equity Exchange Ratio” in Section 1.1 of the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

““Equity Exchange Ratio” means 1.1918;”

4.        Section 8.2(e) of the Arrangement Agreement is hereby deleted in its entirety and replaced with the word “Reserved.”

[The remainder of this page is left intentionally blank—Signature page follows]

A-1

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ALITHYA GROUP INC.

By:	/s/ Paul Raymond
Name: Paul Raymond Title: President and Chief Executive Officer

ALITHYA GROUP INC. (F/K/A9372-8572 QUÉBEC INC.)

By:	/s/ Paul Raymond
Name: Paul Raymond Title: President

9374-8572 DELAWARE INC.

By:	/s/ Paul Raymond
Name: Paul Raymond Title: President

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Jeffrey L. Rutherford
Name: Jeffrey L. Rutherford Title: Chairman, Interim President and Interim Chief Executive Officer

[Signature Page to Amendment No. 2 to Arrangement Agreement]

A-2

Annex B

ALITHYA INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED JUNE 30, 2018 AND 2017

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

		For the three months ended June 30,
(in thousands of dollars, except share and per share amounts)		2018	2017
	Notes	$	$
Consulting fee revenue	2	41,574	40,013
Operating expenses
Employee compensation costs, net of tax credits	2	19,909	17,336
Professional fees and other contracted labour	2	18,642	18,917
Occupancy costs		680	585
Information technology and communications costs		870	803
Other		1,251	1,200
Share-based compensation	4	476	1,339
Depreciation of property and equipment		221	217
Amortization of intangibles		1,495	1,418

		43,544	41,815

Operating loss		(1,970)	(1,802)
Financial expenses, net	7	(532)	(455)

Loss before income taxes		(2,502)	(2,257)
Income tax (expense) recovery
Current		(678)	(24)
Deferred		988	118

Net loss for the period		(2,192)	(2,163)

Basic and diluted loss per share	6	(0.08)	(0.08)

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As at		June 30,	March 31,
(in thousands of dollars, except share and per share amounts)		2018	2018
	Notes	$	$
Assets
Current assets
Cash		16,971	14,465
Accounts receivable and other receivables		38,920	33,762
Income taxes receivable		283	765
Unbilled revenue		4,021	6,884
Tax credits receivable		5,945	7,794
Prepaids		840	767

Non-current assets		66,980	64,437
Restricted cash		2,133	2,124
Property and equipment		1,847	1,821
Intangibles		13,650	15,149
Deferred income taxes		710	632
Goodwill		31,700	31,712

		117,020	115,875

Liabilities and Shareholders’ Equity
Current liabilities
Line of credit	8	28,373	24,066
Accounts payable and accrued liabilities		36,754	35,872
Provisions		154	929
Deferred revenue		1,867	2,017
Current portion of long-term debt		1,000	2,956

		68,148	65,840
Non-current liabilities
Long-term debt	8	17,362	15,619
Deferred income taxes		1,389	2,234
Deferred lease inducements		139	156

		87,038	83,849

Shareholders’ equity
Share capital	4	54,520	54,251
Deficit		(26,119)	(23,927)
Accumulated other comprehensive income (loss)		376	558
Contributed surplus		1,205	1,144

		29,982	32,026

		117,020	115,875

Subsequent events	10

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the three months ended June 30

	Retained Earnings (Deficit)
	Notes	Shares outstanding	Share capital	Net earnings (loss) and other	Accumulated other comprehensive income (loss)	Contributed surplus	Total
			$	$	$	$	$
Balance as at March 31, 2017		24,601,490	49,384	(16,738)	(137)	859	33,368

Net loss for the period		—	—	(2,163)	—	—	(2,163)
Cumulative translation adjustment on consolidation of self-sustaining foreign subsidiary		—	—	—	(34)	—	(34)

Total comprehensive income for the year		—	—	(2,163)	(34)	—	(2,197)

Share based compensation	4	—	—	—	—	69	69
Issuance of class A shares	4	57,196	217	—	—	—	217
Issuance of class A shares on business acquisition	4	1,024,040	958	—	—	—	958
Share based compensation on shares vested during the year, issued on business acquisitions	4	—	913	—	—	—	913
Redemption of class A shares and related share redemption premium	4	(12,979)	(34)	35	—	—	1

Total contributions by, and distributions to, shareholders		1,068,257	2,054	35	—	69	2,158

Balance as at June 30, 2017		25,669,747	51,438	(18,866)	(171)	928	33,329

Balance as at March 31, 2018		25,951,311	54,251	(23,927)	558	1,144	32,026

Net loss for the period		—	—	(2,192)	—	—	(2,192)
Cumulative translation adjustment on consolidation of self-sustaining foreign subsidiary		—	—	—	(182)	—	(182)

Total comprehensive income for the year		—	—	(2,192)	(182)	—	(2,374)

Share based compensation	4	—	—	—	—	61	61
Share based compensation on shares vested during the year, issued on business acquisitions	4	—	269	—	—	—	269

Total contributions by, and distributions to, shareholders		—	269	—	—	61	330

Balance as at June 30, 2018		25,951,311	54,520	(26,119)	376	1,205	29,982

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	For the three months ended June 30,
(in thousands of dollars, except share and per share amounts)	2018	2017
	$	$
Net loss for the period	(2,192)	(2,163)
Other comprehensive loss
Items that will be classified subsequently to profit or loss
Cumulative translation adjustment on consolidation of self sustaining foreign subsidiary, net of tax	(182)	(34)

	(182)	(34)

Comprehensive loss for the period	(2,374)	(2,197)

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

		For the three months ended June 30,
(in thousands of dollars, except share and per share amounts)		2018	2017
	Notes	$	$
Cash flows from (used in)
Operating activities
Net loss for the period		(2,192)	(2,163)
Items not affecting cash
Depreciation and amortization		1,716	1,635
Amotization of finance costs	7	7	7
Amortization of deferred lease inducements		(17)	438
Share-based compensation	4	476	1,339
Interest accretion on balances of purchase payable		58	58
Deferred income taxes		(988)	(118)
Changes in non-cash working capital items		(265)	(216)

		987	3,143

Net cash from (used in) operating activities		(1,205)	980

Investing activities
Additions to property and equipment		(242)	(116)
Additions to intangible assets		(116)	(16)
Change in restricted cash		9	(2,103)
Business acquisition, net of cash acquired		—	(6,201)

Net cash used in investing activities		(349)	(8,436)

Financing activities
Line of credit drawn (repaid)		4,307	2,044
Long-term debt, net of related transaction costs		2,709	—
Repayment of long-term debt		(2,956)	—
Share redemption	4	—	1

Net cash from financing activities		4,060	2,045

Net change in cash		2,506	(5,411)
Cash, beginning of period		14,465	8,569

Cash, end of period		16,971	3,158

Interest paid		256	285

Income taxes paid		195	150

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2018 and 2017 (Tables in thousands of Canadian dollars, except share and per share amounts)

1.	GOVERNING STATUTES AND NATURE OF OPERATIONS

Alithya Group Inc. (“Alithya” or the “Company”), incorporated on April 2, 1992 under the Business Corporations Act (Quebec), provides innovative consulting services in the areas of information technology, including systems integration, strategy and expert recruiting services, mainly in the financial, transportation, telecommunications, health, energy, public sector and retail verticals.

The Company’s registered and head office is located at 2875, boulevard Laurier, suite 1250, Québec (Québec), G1V 2M2.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These interim condensed consolidated financial statements have been prepared in accordance with the accounting policies adopted in the most recent annual consolidated financial statements for the year ended March 31, 2018, except for the effects of applying IFRS 15 and IFRS 9. The accounting policies have been applied consistently to all periods presented in these interim condensed consolidated financial statements.

The accounting policies have been applied consistently by all Alithya entities.

BASIS OF PREPARATION

Statement of Compliance

The Company’s interim condensed consolidated financial statements are presented in Canadian dollars, which is also the parent company’s functional currency. They have been prepared in accordance with IAS 34 ‘Interim Financial Reporting’. They do not include all of the information required in annual financial statements in accordance with IFRS, and should be read in conjunction with the consolidated financial statements for the year ended March 31, 2018.

These interim condensed consolidated financial statements were authorized for issue by the Board of Directors on October 19, 2018.

Use of Estimates and Judgments

The preparation of these interim condensed consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the amounts reported as assets, liabilities, income and expenses in the financial statements. Actual results could differ from those estimates.

Estimates and underlying assumptions are the same as those applied in the last annual audited consolidated financial statements.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2018 and 2017 (Tables in thousands of Canadian dollars, except share and per share amounts)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

REVENUE RECOGNITION, UNBILLED REVENUE AND DEFERRED REVENUE

Alithya generates revenue principally through the provision of consulting services in the areas of information technology including systems implementation and strategy. These services are provided under arrangements with varying pricing mechanisms.

To determine whether to recognize revenue, the Company follows a 5-step process:

1.	Identifying the contract with a customer

2.	Identifying the performance obligations

3.	Determining the transaction price

4.	Allocating the transaction price to the performance obligations

5.	Recognizing revenue when/as performance obligation(s) are satisfied.

The total transaction price for a contract is allocated amongst the various performance obligations based on their relative stand-alone selling prices. Revenue is recognized either at a point in time or over time, when (or as) the Company satisfies performance obligations by transferring the promised goods or services to its customers.

The Company recognizes contract liabilities for consideration received in respect of unsatisfied performance obligations and reports these amounts as other liabilities in the statement of financial position. Similarly, if the Company satisfies a performance obligation before it receives the consideration, the Company recognizes either a contract asset or a receivable in its statement of financial position, depending on whether something other than the passage of time is required before the consideration is due.

Certain of the Company’s arrangements may include client acceptance clauses. Each clause is analyzed to determine whether the earnings process is complete when the service is performed. Formal client sign-off is not always necessary to recognize revenue, provided that the Company objectively demonstrates that the criteria specified in the acceptance provisions are satisfied. Some of the criteria reviewed include historical experience with similar types of arrangements, whether the acceptance provisions are specific to the client or are included in all arrangements, the length of the acceptance term and historical experience with the specific client.

Time and materials arrangements - Revenue from consulting services and systems implementations under time and materials arrangements is recognized over time, as the services are rendered.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2018 and 2017 (Tables in thousands of Canadian dollars, except share and per share amounts)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

Fixed-fee arrangements - Revenue from consulting services and systems implementations under fixed-fee arrangements where the outcome of the arrangements can be estimated reliably is recognized using the percentage-of-completion method over the service periods. The Company primarily uses labour costs or labour hours to measure the progress towards completion. This method relies on estimates of total expected labour costs or total expected labour hours to complete the service, which are compared to labour costs or labour hours incurred to date, to arrive at an estimate of the percentage of revenue earned to date. Management regularly reviews underlying estimates of total expected labour costs or hours. If the outcome of an arrangement cannot be estimated reliably, revenue is recognized to the extent of arrangement costs incurred that are likely to be recoverable.

Unbilled revenue and deferred revenue - Amounts recognized as revenue in excess of billings are classified as unbilled revenue. Amounts received in advance of the performance of services are classified as deferred revenue.

Estimated losses on revenue-generating contracts - Estimated losses on revenue-generating contracts may occur due to additional contract costs which were not foreseen at the inception of the contract. Contract losses are measured at the amount by which the estimated total costs exceed the estimated total revenue from the contract. The estimated losses on revenue-generating contracts are recognized in the period when it is determined that a loss is probable. The expected loss is first applied to impair the related capitalized contract costs, if any, with the excess recorded in accounts payable and accrued liabilities and in other long-term liabilities. Management regularly reviews arrangement profitability and underlying estimates.

NEW STANDARDS AND INTERPRETATIONS ADOPTED

IFRS 15 – Revenue from Contracts with Customers

The Company has adopted the guidance effective April 1, 2018 using the retrospective method, with the effect of initially applying this standard recognized at the beginning of the earliest period presented and has elected to apply the practical expedient to not apply this guidance to contracts which are completed before the beginning of the earliest period presented or April 1, 2017, and the practical expedients for contract modifications (assessing the contracts in combination with any modifications before April 1, 2017).

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2018 and 2017 (Tables in thousands of Canadian dollars, except share and per share amounts)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

The adoption of IFRS 15 has mainly affected the Company’s presentation method of its payrolling services from gross reporting to net reporting based on the new criteria for determining whether the Company is a principal or an agent in these transactions.

The following table summarizes the impact of adopting IFRS 15 on the Company’s interim condensed consolidated financial statements for the three months ending June 30, 2017. There was no impact on the Company’s interim condensed consolidated balance sheet as at March 31, 2018 and the interim condensed consolidated statements of cash flows and comprehensive loss for the three months ended June 30, 2017.

Three months ended June 30, 2017
	Previously reported	Adjustments	As reported – with adoption of IFRS 15
	$	$	$
Consulting fee revenue	53,201	13,188	40,013
Employee compensation costs, net of tax credits & Professional fees and other contracted labour expense	(49,441)	(13,188)	(36,253)

Net earnings	3,760	—	3,760

IFRS 9 – Financial Instruments

IFRS 9 sets out requirements for recognizing and measuring financial assets, financial liabilities and some contracts to buy or sell non-financial items. This standard replaces IAS 39 – Financial Instruments: Recognition and Measurement.

IFRS 9 simplifies the classification of a financial asset as either at amortized cost or at fair value as opposed to the multiple classifications which were permitted under IAS 39. IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characters of the financial assets. The standard also adds guidance on the classification and measurement of financial liabilities.

IFRS 9 replaces the ‘incurred loss’ model in IAS 39 with an ‘expected credit loss’ (“ECL”) model. The new impairment model applies to financial assets measured at amortized cost, contract assets and debt investments at FVOCI, but not to investments in equity instruments. Under IFRS 9, credit losses are recognized earlier than under IAS 39.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2018 and 2017 (Tables in thousands of Canadian dollars, except share and per share amounts)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

IFRS 9 contains new requirements on the application of hedge accounting. The new requirements look to align hedge accounting more closely with the Company’s risk management activities by increasing the eligibility of both hedged items and hedging instruments and introducing a more principles-based approach to assessing hedge effectiveness.

The Company has adopted the guidance effective April 1, 2018 with a nominal impact on the Company’s disclosure.

FUTURE ACCOUNTING STANDARD CHANGES

The following standards have been issued but are not yet effective:

IFRS 16 – Leases

In January 2016, the IASB issued IFRS 16 – Leases to set out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a lease contract. The standard eliminates the classification of a lease as an operating lease and requires lessees to recognize a right-of-use asset and a lease liability in the statement of financial position for all leases, with exemptions permitted for short leases and leases of low value assets. The standard supersedes IAS 17 – Leases and other lease related interpretations. The standard will be effective on April 1, 2019 for the Company with earlier adoption permitted only if IFRS 15 – Revenue from Contracts with Customers is also applied.

The Company is yet to fully assess the impact of this standard and therefore is unable to provide quantified information. However, in order to determine the impact, the Company is in the process of:

•	Performing a full review of all agreements to assess whether any additional contracts will become lease contracts under IFRS 16’s new definition of a lease;

•

Deciding which transitional provision to adopt; either full retrospective application or partial retrospective application (which means comparatives do not need to be restated). The partial application method also provides optional relief from reassessing whether contracts in place are, or contain, a lease, as well as other reliefs. Deciding which of these practical expedients to adopt is important as they are one-off choices;

•	Assessing current disclosures operating leases as these are likely to form the basis of the amounts to be capitalised as right-of-use assets;

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2018 and 2017 (Tables in thousands of Canadian dollars, except share and per share amounts)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)

•	Determining which optional accounting simplifications are available and whether to apply them;

•	Assessing the additional disclosures that will be required.

3.	DIVIDENDS

The Company did not declare dividends during the three months ended June 30, 2018 and 2017.

4.	SHARE CAPITAL

ISSUED

Number of shares
June 30,	March 31,		June 30,	March 31,
2018	2018	Share class	2018	2018
12,009,378	12,009,378	A	31,217	30,948
1,773,212	1,773,212	A-CRCD	5,250	5,250
1,637,204	1,637,204	A-IQ	4,847	4,847
7,100,369	7,100,369	AA	3,206	3,206
1,742,342	1,742,342	J	5,000	5,000
1,182,164	1,182,164	K	3,500	3,500
506,642	506,642	L	1,500	1,500

			54,520	54,251

During the three months ended June 30, 2018, the following transactions occurred:

•

As part of a business acquisition (SWI), shares issued to employees as share based compensation on the acquisition date vested during the period. The value of the vested shares for the three-month period was $203,730;

•

As part of a business acquisition (Pro2p), shares issued to employees as share based compensation on the acquisition date vested during the period. The value of the vested shares for the three-month period was $65,104;

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2018 and 2017 (Tables in thousands of Canadian dollars, except share and per share amounts)

4.	SHARE CAPITAL (Cont’d)

As at June 30, 2018, dividend arrears totaled $1,696,233 (March 31, 2018: $1,571,233) in connection with class J shares, $420,000 (March 31, 2018: $385,000) in connection with class K shares and $180,000 (March 31, 2018: $165,000) in connection with class L shares.

The transaction activity related to the class A shares for the respective periods is summarized as follows:

Period ended	June 30, 2018		March 31, 2018
	Number of shares	$	Number of shares	$
Beginning balance	12,009,378	30,948	8,778,472	20,715
Issued	—	—	1,493,666	2,742
Redeemed	—	—	(143,845)	(576)
Converted into class AA	—	—	(35,492)	(134)
Converted from class J	—	—	1,916,577	5,500
Share based compensation on shares vested during the period, issued on business acquisitions	—	269	—	2,701

Ending balance	12,009,378	31,217	12,009,378	30,948

Share purchase plan

The Company has a share purchase plan entitling its employees to purchase shares of the Company at a price determined in the shareholder agreement.

Under the share purchase plan, the Company contributes an amount in shares equivalent to the employee’s contribution, provided that the employee is still employed by the Company on December 31 of each year. The employee’s contribution cannot exceed 10% of the annual base salary and the Company’s contribution can vary between 1% and 3.5% depending on the employee’s seniority. The Company’s contribution is recognized in share-based compensation. During the three months ended June 30, 2018, the Company reserved 20,785 shares (16,575 shares during the three months ended June 30, 2017) representing its contribution and recognized a corresponding expense of $79,099 ($63,000 during the three months ended June 30, 2017).

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2018 and 2017 (Tables in thousands of Canadian dollars, except share and per share amounts)

4.	SHARE CAPITAL (Cont’d)

Stock option plan

Alithya established a stock option plan for class A shares for certain officers and employees of the Company and its subsidiaries. Under this plan, the Board of Directors grants a certain number of class A stock options and sets the option exercise price, expiry date and date on which the options may be exercised. The maximum number of options available for issuance under the plan is limited to 20% of the issued and outstanding class A shares.

All options granted under the plan may be exercised within a maximum 10-year period from the date they are awarded and vest over periods of three months to three years from the award date. They may also be exercised in connection with a liquidity event, as defined in the shareholder agreement.

The option activity for the respective periods is summarized as follows:

Period ended	June 30, 2018		March 31, 2018
	Number of shares	Weighted average exercise price ($)	Number of shares	Weighted average exercise price ($)
Beginning balance	1,296,660	2.66	1,040,160	2.36
Granted	—	—	314,000	3.80
Forfeited	(8,500)	3.45	(55,000)	3.12
Exercised	—	—	(2,500)	2.21

Ending balance	1,288,160	2.66	1,296,660	2.66

Exercisable at period end	788,160	2.15	788,160	2.15

There were no options exercised during the three months ended June 30, 2018. The weighted average share price per share at the date of exercise was $3.80 for the year ended March 31, 2018.

The following table summarizes the number of options outstanding, their respective exercise price and the weighted average remaining exercise period, expressed in number of years:

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2018 and 2017 (Tables in thousands of Canadian dollars, except share and per share amounts)

4.	SHARE CAPITAL (Cont’d)

As at	June 30, 2018		March 31, 2018
Exercise price	Number of options	Weighted average remaining exercise period – in years	Number of options	Weighted average remaining exercise period – in years
$
1.90	363,160	4.25	363,160	4.50
1.92	100,000	4.25	100,000	4.50
2.21	115,000	5.75	115,000	6.00
2.46	100,000	4.75	100,000	5.00
2.87	120,000	6.75	120,000	7.00
2.96	188,500	7.75	192,000	8.00
3.29	4,000	8.45	4,000	8.70
3.80	297,500	8.91	302,500	9.16

	1,288,160		1,296,660

SHARE-BASED COMPENSATION

The number of Alithya stock options granted to employees during the period, the related compensation expense recorded, and the assumptions used to determine stock-based compensation expense, using the Black & Scholes pricing model, were as follows:

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2018 and 2017 (Tables in thousands of Canadian dollars, except share and per share amounts)

4.	SHARE CAPITAL (Cont’d)

Period ended	June 30,	June 30,
	2018	2017
Compensation expense related to the options granted	—	69
Number of stock options granted	—	288,000
Weighted average fair value of options granted	—	1.49
Aggregate fair value of options granted	—	430
Weighted average assumptions
Share price	—	3.8
Exercise price	—	3.8
Risk-free interest rate	—	1.02%
Expected volatility*	—	35.0%
Dividend yield	—	—
Expected option life (years)	—	7.5
Vesting conditions – time (years)	—	3.0

*	Determined on the basis of observed volatility in publicly traded companies operating in similar industries.

Total share-based compensation expense for the three months ended June 30, 2018 and 2017 is summarized as follows:

Period ended	June 30,	June 30,
	2018	2017
	$	$
Stock option plan	61	69
Share purchase plan – employer contribution	146	63
Share based compensation on shares vested during the period, issued on business acquisitions	269	913
Accrued management bonuses and other compensation	—	294

	476	1,339

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2018 and 2017 (Tables in thousands of Canadian dollars, except share and per share amounts)

5.	RELATED PARTIES

Ultimate controlling party

During the three months ended June 30, 2018, ultimate control resided with the holders of the class AA shares, who are the ultimate controlling party.

Operating transactions with shareholders

In the normal course of operations, the Company concluded the following transactions with shareholders exercising significant influence:

Period ended	June 30,
	2018	2017
	$	$
Consulting fee revenue*	13,733	12,352

*

One of the shareholders exercising significant influence has committed to minimum amounts of revenue and EBITDA over a four-year period ending in July 2020, which may be extended to July 2021 under certain conditions. Should the minimum contracted amounts not be met, the shareholder in question and another one of the shareholders will jointly reimburse Alithya an amount up to $4 million.

As at	June 30,	March 31,
	2018	2018
	$	$
Loans payable	2,709	1,956
Trade accounts receivable	13,417	9,842
Trade accounts payable	80	132

The transactions have been recorded at the exchange amount, which represents the contractual amount of consideration established and accepted by the related parties. Other expenses concluded with shareholders exercising significant influence included employee benefits and communications expenses. However, these amounts were not significant.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2018 and 2017 (Tables in thousands of Canadian dollars, except share and per share amounts)

6.	EARNINGS PER SHARE

Basic earnings per common share are calculated by dividing profit or loss attributable to common shareholders by the weighted average number of common shares outstanding during the period (25,951,311 in 2018; 25,600,898 in 2017). Diluted earnings per share are calculated taking into account the dilution which could result if stock options were exercised or converted into common shares at the later of the following dates: the beginning of the period or the time of issuance.

The stock options mentioned in Note 4 were not included in the calculation of diluted earnings per share since the Company suffered losses and the inclusion of these stock options would have an antidilutive effect.

7.	FINANCIAL EXPENSES, NET

The following table summarizes financial expenses net of financial income:

Period ended	June 30,	June 30,
	2018	2017
	$	$
Interest on long-term debt	(242)	(284)
Interest and financing charges	(225)	(106)
Amortization of finance costs	(7)	(7)
Accretion of discounted balance of sales	(58)	(58)

	(532)	(455)

8.	LINE OF CREDIT AND LONG-TERM DEBT

Alithya is subject to financial covenants pursuant to its credit facility agreements, which are measured on a quarterly basis. These include leverage, debt service and liquidity ratios. Alithya was in breach of the liquidity covenant at June 30, 2018, for which it received a waiver from its long-term debt lender.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2018 and 2017 (Tables in thousands of Canadian dollars, except share and per share amounts)

9.	SEGMENT AND GEOGRAPHICAL INFORMATION

The Company has examined its activities and has determined that, based on information received on a regular basis by the decision-makers, that it has a single reportable segment.

The following table presents total external revenues by geographic location:

	June 30,		June 30,
	2018		2017
	$	%	$	%
Canada	38,701	93.1	37,603	94.0
France	2,873	6.9	2,410	6.0

	41,574	100.0	40,013	100.0

The following table presents the total net book value of the Company’s long-lived assets by geographic location:

	June 30,		June 30,
	2018		2017
	$	%	$	%
Canada	45,339	96.1	46,824	96.2
France	1,858	3.9	1,858	3.8

	47,197	100.0	48,682	100.0

The Company’s revenues depended on three customers in the consulting services.

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS THREE MONTHS ENDED JUNE 30, 2018 and 2017 (Tables in thousands of Canadian dollars, except share and per share amounts)

10.	BUSINESS COMBINATION

On March 15, 2018, the Company entered into an arrangement agreement (the “Arrangement Agreement”) with Edgewater Technology Inc. (“Edgewater”), a publicly listed company. Under the terms of the Arrangement Agreement, the Company’s shareholders and Edgewater shareholders will each exchange all of their respective outstanding shares for shares in a newly formed holding company, 9374-8572 Québec Inc. (“New Alithya”), of which the Company and Edgewater will be wholly-owned subsidiaries. The Company and Edgewater will implement the Arrangement Agreement by way of a court-approved plan of arrangement pursuant to the Business Corporations Act (Quebec) and merger pursuant to the Delaware General Corporation Law (together the “Arrangement”). The Company and Edgewater anticipate upon effectiveness of the Arrangement that the former shareholders of the Company will hold approximately 60% of New Alithya’s total outstanding shares and the former Edgewater shareholders will hold the remaining 40%. Upon completion of the Arrangement, New Alithya will be renamed Alithya Group Inc. and is expected to be listed on NASDAQ and on The Toronto Stock Exchange (“TSX”) in Canada.

Annex C

ALITHYA MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2018 AND 2017

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS

OF OPERATIONS OF ALITHYA

FOR THE THREE MONTH PERIODS ENDED JUNE 30, 2018 AND 2017

The following discussion and analysis of Alithya’s financial condition and results of operations should be read in conjunction with the section entitled “Selected Historical Financial Data of Alithya” and the consolidated financial statements of Alithya and related notes included elsewhere in this prospectus/proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. Alithya’s actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus/proxy statement.

Factors Influencing Alithya’s Results of Operations

Revenue. Changes in the mix of Alithya’s arrangements with its customers may have an impact upon its periodic operating performance, including gross margin. Alithya generates revenue principally through the provision of consulting services in the areas of digital technology. These services are provided under arrangements with varying pricing mechanisms. Alithya’s revenue-generating customer contracts generally fall into one of two categories:

•	revenue generated from Alithya’s time and materials arrangements is recognized as the services are rendered. The majority of Alithya’s revenues fall into this category; and

•

revenue generated from Alithya’s fixed-fee arrangements where the outcome of the arrangements can be estimated reliably is recognized using the percentage-of-completion method over the service periods. Alithya primarily uses labor costs or labor hours to measure the progress towards completion.

For fixed-fee arrangements, Alithya may also recognize losses due to additional contract costs which were not foreseen at the inception of the contract. Alithya did not recognize any material losses on fixed-price contracts for the three months ended June 30, 2018 and 2017.

Based on clients’ requirements, Alithya’s recruiting team uses its advanced staffing tools to select specialists and other consultants, including outside contractors, with the requisite experience and skills that can quickly and effectively meet clients’ needs.

Operating Expenses. The relationship between project personnel expenses and revenue is driven largely by the chargeability of Alithya’s consultant base, the rates charged to Alithya’s customers and the proportion of non-billable costs associated to business development. Alithya regularly reviews its fees for services, professional compensation and overhead costs to ensure that its services and compensation are competitive within the industry and that overhead costs are balanced with revenue levels.

Alithya manages the activities of its professionals by closely monitoring engagement schedules and staffing requirements. However, rapid fluctuations in the demand for Alithya’s professional services could have a short-term impact on the utilization of its professionals. For example, because most of Alithya’s customer engagements are terminable by the customers without penalty, an unanticipated termination of a project could require Alithya to support underutilized employees until they are replaced on another mandate. While professional staff levels are constantly adjusted to reflect active engagements, Alithya must also maintain a sufficient number of consulting professionals to oversee existing customer engagements and to participate in sales activities to secure new customer assignments.

Employees. Alithya’s success depends in large part on its ability to select, attract, retain and develop highly-trained and experienced employees and contractors who can meet clients’ needs. The markets that Alithya serves are highly competitive and competition for skilled employees and contractors in the technology consulting industry is intense. If Alithya fails to attract or retain employees or contractors with the requisite experience and skills to serve its clients, Alithya may be unable to complete existing projects or bid for new projects, which could adversely affect its revenues. The additional resources required to attract, retain and develop employees or contractors may also adversely affect Alithya’s operating margins.

Acquisitions. Alithya incurred $1.0 million of acquisition costs during the three months ended June 30, 2018, which were primarily related to its arrangement agreement with Edgewater Technology Inc. (“Edgewater”), compared to $0.6 million incurred during the three months ended June 30, 2017, which were primarily related to the acquisition of Alithya Digital Technology Corporation (formerly SWI). Acquisition expenses included investment banking fees, legal fees, accounting and other professional fees directly associated with completion of the acquisitions. If Alithya is not successful in integrating the acquired companies in a timely and cost-effective manner, its operating results may be adversely affected.

Non-IFRS Measures

The following discussion and analysis includes certain measures which have not been prepared in accordance with IFRS. These measures do not have any standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other companies. These measures should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with IFRS.

The non-IFRS measures used by Alithya are described below:

•

“Adjusted EBITDA” refers to net income before adjusting for income tax recovery, financial expenses, amortization of intangibles, depreciation of property and equipment, share-based compensation, business acquisition costs, severance, ERP implementation and other redundant and non-recurring items. Management believes that Adjusted EBITDA is a useful measure as it provides an indication of the results generated by Alithya’s main business activities prior to taking into consideration how those activities are financed and taxed and also prior to taking into consideration the non-cash items listed above; and

•	“Adjusted EBITDA Margin” refers to the percentage of revenue that Adjusted EBITDA represents for a given period.

Results of Operations

(in $ thousands, except for per share data)	For the three months ended June 30, 2018	For the three months ended June 30, 2017
Consulting Fee Revenue	$41,574	$40,013
Operating Expenses
Employee Compensation Costs, Net of Tax Credits	19,909	17,336
Professional Fees and Other Contracted Labor	18,642	18,917
Occupancy Costs	680	585
Information technology and Communications Costs	870	803
Other	1,251	1,200
Share-based Compensation	476	1,339
Depreciation of Property and Equipment	221	217
Amortization of Intangibles	1,495	1,418

Total Operating Expenses	43,544	41,815

Operating Loss	(1,970)	(1,802)
Financial Expenses, Net	(532)	(455)

Loss before Income Taxes	(2,502)	(2,257)

Income Tax Recovery	310	94

Consolidated Net Loss	$(2,192)	$(2,163)

Basic and diluted loss per share	$(0.08)	$(0.08)

Revenue

Consulting Fee Revenue

Consulting fee revenue increased by $1.6 million, or 3.9%, to $41.6 million for the three months ended June 30, 2018 from $40.0 million for the three months ended June 30, 2017.

The increase was driven primarily by organic growth in the energy and financial services verticals. As described above, consulting fee revenue included revenue from time and materials arrangements, fixed fee arrangements and payrolling services.

Segment Reporting

An operating segment is a component of a company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of Alithya’s other segments.

Based on the information received and analyzed by decision-makers on a regular basis, Alithya has determined that it has a single reportable segment. Within this single reportable segment, results can be analyzed by geographic location (Canada and France).

The following table presents total consulting fee revenue by geographic location:

	For the three months ended June 30, 2018		For the three months ended June 30, 2017
Canada	$38,701	93.1%	$37,603	94.0%
France	2,873	6.9%	2,410	6.0%

Total Consulting Fee Revenue	$41,574	100.0%	$40,013	100.0%

Operating Expenses

Employee Compensation Costs, Net of Tax Credits

Employee compensation costs, net of tax credits for the three months ended June 30, 2018 were $19.9 million, an increase of $2.6 million, or 14.8%, from $17.3 million for the three months ended June 30, 2017. Employee compensation costs include salary and wages, termination and other benefits for billable consultants, management, and administrative staff. Alithya is eligible for tax credits for the development of e-business from the Québec provincial government. The amount of the tax credits is based on the salaries of eligible employees working on eligible projects. Alithya recognized an amount of $0.9 million as a reduction of compensation expenses for the three months ended June 30, 2018 and 2017 in connection with these tax credits.

The primary driver of the increase in employee compensation costs was the increase in billable headcount as a result of growing customer demand.

Professional Fees and Other Contracted Labor

Professional fees and other contracted labor costs were $18.6 million for the three months ended June 30, 2018, a decrease of $0.3 million, or 1.5%, from $18.9 million for the three months ended June 30, 2017. For the three months ended June 30, 2018, these costs included legal fees, accounting fees, and acquisition-related costs paid to professional service firms totaling $1.6 million and compensation for services rendered by subcontractors working on Alithya’s customer engagements in the amount of $17.0 million, compared to $0.8 million and $18.1 million, respectively, for the three months ended June 30, 2017. The amount of compensation paid to subcontractors working on Alithya’s customer engagements is driven primarily by Alithya’s overall business volume and its ability to secure employment contracts with IT professionals rather than subcontracting agreements.

The slight decrease in professional fees and other contracted labor was driven primarily by a decrease in subcontracting agreements in favour of increased employment contracts with IT professionals, partially offset by increased acquisition costs related to the arrangement agreement with Edgewater.

Occupancy Costs

Occupancy costs totaled $0.7 million for the three months ended June 30, 2018, an increase of $0.1 million, or 16.3%, from $0.6 million for the three months ended June 30, 2017. These costs consisted primarily of the rental expenses associated with Alithya’s offices in Canada and France.

The increase in occupancy costs resulted mainly from rent increases related to Alithya’s offices in Canada.

Information Technology and Communications Costs

Information technology and communication costs were $0.9 million for the three months ended June 30, 2018, an increase of $0.1 million, or 8.3%, from $0.8 million for the three months ended June 30, 2017. These costs resulted primarily from software license fees, computer hardware expenses, IT repair and maintenance fees, and telecommunication expenses.

The increase in information technology and communication costs resulted primarily from an increase in computer hardware expenses.

Other

Other costs of services and selling, general and administrative expenses increased by $0.1 million, or 4.3%, to $1.3 million for the three months ended June 30, 2018 from $1.2 million for the three months ended June 30, 2017. These costs included expenses related to employee travel, employee training, office supplies, recruiting, social activities, employee engagement surveys, marketing and communications and business development.

The increase was driven primarily by employee travel and training costs related to the increased headcount for the three months ended June 30, 2018 compared to the three months ended June 30, 2017.

Other Income and Expenses

Share-based Compensation

Share-based compensation amounted to $0.5 million for the three months ended June 30, 2018, representing a decrease of $0.8 million, or 64.5%, from $1.3 million for the three months ended June 30, 2017. This expense is summarized in the table below:

(in $ thousands)	For the three months ended June 30, 2018	For the three months ended June 30, 2017
Stock option plan	$61	$69
Share purchase plan—employer contribution	146	63
Share based compensation on shares vested during the year, issued on business acquisitions	269	913
Accrued management bonuses and other compensation	—	294

	$476	$1,339

The decrease in share-based compensation was driven primarily by the decreased vesting of shares granted as share-based compensation to employees of Pro2p and Alithya Digital Technology Corporation as part of the respective balances of sale on the acquisitions of each company and the absence of management bonuses paid in shares, and was partially offset by increased enrollment in Alithya’s share purchase plan for the three months ended June 30, 2018 compared to the three months ended June 30, 2017.

Depreciation of Property and Equipment

Depreciation of property and equipment totaled $0.2 million for the three months ended June 30, 2018 and 2017. These costs consisted primarily of depreciation on Alithya’s furniture, fixtures and equipment, computer equipment, and leasehold improvements.

Amortization of Intangibles

Amortization of intangibles increased by $0.1 million, or 5.4%, to $1.5 million for the three months ended June 30, 2018 from $1.4 million for the three months ended June 30, 2017. The costs consisted primarily of amortization of customer relationships recognized on past acquisitions and software.

Alithya amortizes customer relationships over a period of three to ten years and recorded $1.5 million of customer relationship amortization expense for the three months ended June 30, 2018, a slight increase of $0.1 million, or 4.9%, from $1.4 million for the three months ended June 30, 2017.

Alithya amortizes software over a period of three years and recorded $0.01 million of software amortization expense for the three months ended June 30, 2018 and 2017.

Financial Expenses, Net

Net financial expenses amounted to $0.5 million for the three months ended June 30, 2018 and 2017. These expenses are summarized in the table below:

(in $ thousands)	For the three months ended June 30, 2018	For the three months ended June 30, 2017
Interest on long-term debt	$242	$284
Interest and financing charges	225	106
Amortization of finance costs	7	7
Accretion of discounted balances of sale	58	58

	$532	$455

The increase in financial expenses was driven primarily by interest on Alithya’s line of credit, which was drawn in higher amounts in the first quarter of fiscal 2019 compared to fiscal 2018.

Income Tax Recovery

Income tax recovery was $0.3 million for the three months ended June 30, 2018, representing an increase of $0.2 million, or 229.8%, from $0.1 million for the three months ended June 30, 2017. Total income tax recovery consisted of $0.7 million in current tax expense and $1.0 million in deferred tax recovery for the three months ended June 30, 2018, compared to $0.02 million in current tax expense and $0.12 million in deferred tax recovery for the three months June 30, 2017.

Adjusted EBITDA

Adjusted EBITDA amounted to $1.8 million for the three months ended June 30, 2018, representing a decrease of $0.4 million, or 19.7%, from $2.3 million for the three months ended June 30, 2017. Adjusted EBITDA Margin was equal to 4.4% for the three months ended June 30, 2018, compared to 5.7% for the three months ended June 30, 2017. See “ Non-IFRS Measures” above for a description of Adjusted EBITDA and Adjusted EBITDA Margin.

The following table reconciles consolidated net loss to Adjusted EBITDA:

(in $ thousands)	For the three months ended June 30, 2018	For the three months ended June 30, 2017
Consulting Fee Revenue	$41,574	$40,013

Consolidated Net Loss	$(2,192)	$(2,163)
Financial Expenses, Net	532	455
Income Tax Recovery	(310)	(94)
Depreciation of Property and Equipment	221	217
Amortization of Intangibles	1,495	1,418

EBITDA	$(254)	$(167)

Adjusted for:
Share-based Compensation	$476	$1,339
Business acquisition costs	1,015	551
Redundant office space, net of sublease revenue	—	79
Non-recurring consulting fee	—	18
Severance	122	—
ERP Implementation	467	454

Adjusted EBITDA	$1,826	$2,274

Adjusted EBITDA Margin	4.4%	5.7%

The decreases in Adjusted EBITDA and Adjusted EBITDA Margin were driven by the increase in employee compensation costs, net of tax credits, partially offset by the increase in consulting revenue, both of which are described above.

Consolidated Net Loss and Loss per Share

Alithya’s consolidated net loss for the three months ended June 30, 2018 and 2017 was $2.2 million.

On a per share basis, this translated into a basic and diluted net loss per basic share of $0.08 for the three months ended June 30, 2018 and 2017.

The consolidated net loss was similar for the three months ended June 30, 2018 and 2017. Increased business acquisition costs, amortization of intangibles and net financial expenses were offset by decreased share-based compensation and increased income tax recovery in the three months ended June 30, 2018, compared to the three months ended June 30, 2017.

Liquidity and Capital Resources

Consolidated Statements of Cash Flows

Alithya’s ongoing operations and growth are financed through a combination of operating cash flows, borrowings under existing credit facilities, and the issuance of equity. Alithya seeks to maintain an optimal level of liquidity through the active management of its assets and liabilities, as well as its cash flows.

The following table summarizes Alithya’s cash flow activities for the three months ended June 30, 2018 and 2017:

(in $ thousands)	For the three months ended June 30, 2018	For the three months ended June 30, 2017
Net Cash from (used in) Operating Activities	$(1,205)	$980
Net Cash used in Investing Activities	(349)	(8,436)
Net Cash from Financing Activities	4,060	2,045

Net Change in Cash	2,506	(5,411)
Cash at the Beginning of the period	14,465	8,569

Cash at the End of the period	$16,971	$3,158

Cash flows from (used in) operating activities

For the three months ended June 30, 2018, net cash used in operating activities was $1.2 million, representing a decrease of $2.2 million, or 223.0%, from $1.0 million from operating activities for the three months ended June 30, 2017. The cash flows for the three months ended June 30, 2018 resulted primarily from the consolidated net loss of $2.2 million, plus $1.3 million of non-cash adjustments to the net loss including depreciation and amortization, deferred income taxes and share-based compensation, and $0.3 million in unfavorable changes in non-cash working capital items. In comparison, the cash flows for the period ended June 30, 2017 resulted primarily from the consolidated net loss of $2.2 million, plus $3.4 million of non-cash adjustments to the net loss,and $0.2 million in unfavorable changes in non-cash working capital items.

Unfavorable changes in non-cash working capital items of $0.3 million during the three months ended June 30, 2018 consisted primarily of a $5.2 million increase in accounts receivable and other receivables, and a $0.8 million decrease in provisions, partially offset by a $2.9 million decrease in unbilled revenue, a $1.9 million decrease in tax credits receivable and a $0.9 million increase in accounts payable and accrued liabilities. For the three months ended June 30, 2017, cash used from changes in non-cash working capital items of $0.2 million consisted primarily of a $1.0 million increase in tax credits receivable, partially offset by a $0.8 million increase in accounts payable and accrued liabilities.

Cash flows used in investing activities

For the three months ended June 30, 2018, net cash used in investing activities was $0.3 million, representing a decrease of $8.1 million, or 95.9%, from $8.4 million for the three months ended June 30, 2017. The cash flows used in the three months ended June 30, 2018 resulted primarily from the purchases of property and equipment and intangibles as part of the ordinary course of business. In comparison, the cash used in the three months ended June 30, 2017 resulted primarily from $6.2 million in payments related to the acquisition of SWI (net of cash acquired in the amount of $2.3 million), $2.1 million in changes in restricted cash, and $0.1 million in purchases of property and equipment and intangibles as part of the ordinary course of business.

Cash flows from financing activities

For the three months ended June 30, 2018, net cash provided by financing activities was $4.1 million, representing an increase of $2.1 million, or 98.5%, from $2.0 million for the three months ended June 30, 2017. The cash flows from the three months ended June 30, 2018 resulted primarily from $4.3 million in net drawings under the CIBC line of credit and $2.7 million in long-term debt borrowings, partially offset by $3.0 million in long-term debt repayments. In comparison, the cash flows from the three months ended June 30, 2017 resulted mainly from $2.0 million in net drawings under the CIBC line of credit.

During the three months ended June 30, 2018, Alithya made net drawings of $4.3 million under its CIBC line of credit (offset by $15.9 million of cash balance in Alithya’s various CIBC bank accounts) in order to finance day to day operations and repay long term debt. See “ —Capital Resources” below for further information on Alithya’s CIBC line of credit.

During the three months ended June 30, 2017, Alithya made net drawings of $2.0 million under its CIBC line of credit (offset by $1.5 million of cash balance in Alithya’s various CIBC bank accounts) in order to finance day to day operations and make net payments of $6.2 million related to the acquisition of Alithya Digital Technology Corporation.

Capital Resources

Alithya’s capital consists of cash, restricted cash, long-term debt and total equity. Alithya’s main objectives when managing capital are to provide a strong capital base in order to maintain shareholder, creditor and stakeholder confidence and to sustain future growth and development of the business, to maintain a flexible capital structure that optimizes the cost of capital at an acceptable risk and preserves the ability to meet Alithya’s financial obligations, to ensure sufficient liquidity to pursue Alithya’s organic growth strategy and undertake selective acquisitions, and to provide a rewarding return on investment to shareholders.

Prior to or contemporaneously with the closing of the transactions, Alithya intends to raise up to $50.0 million (plus up to an additional 15% of the offering amount as the underwriters’ option to purchase additional securities) for general corporate purposes, growth opportunities and repayment of the outstanding amount under Edgewater’s existing revolving credit facility in connection with the payment of the Edgewater special dividend discussed above, through a private placement of subscription receipts that will convert into New Alithya Subordinate Voting Shares upon closing of the transactions. Such financing would depend on favorable market conditions and the availability of financing terms that are acceptable to Alithya, and it is possible that prevailing market conditions and available terms may result in a lesser amount or no capital being raised.

In managing its capital structure, Alithya monitors performance throughout the year to ensure anticipated working capital requirements and maintenance capital expenditures are funded from operations, available cash on deposit and, where applicable, bank borrowings.

CIBC Line of Credit

Alithya has an authorized line of credit in the amount of $25 million with CIBC, which may be drawn in Canadian dollars and/or US dollars, bearing interest at CIBC’s prime rate plus 1.35%. The CIBC line of credit is secured by a $40 million first ranking hypothec on all of Alithya’s assets and a general security agreement covering receivables and is subject to customary covenants. CIBC may revoke the line of credit at any time in whole or in part. The total authorized amount is calculated as drawings under the line of credit less cash balances in CIBC bank accounts. There has been no change in the terms of the authorized line of credit since March 31, 2018.

At June 30, 2018, cash amounted to $17.0 million, restricted cash held in trust as required by contractual obligations arising from business acquisitions was $2.1 million, and $28.4 million was drawn under the CIBC line of credit. As described above, the amount drawn under the CIBC line of credit was offset by $15.9 million of cash balance in Alithya’s various CIBC bank accounts (included in the $17.0 million of cash on the consolidated statement of financial position) when calculating the $25 million authorized amount available to be drawn under the CIBC line of credit. In comparison, at March 31, 2018, cash amounted to $14.5 million, restricted cash held in trust as required by contractual obligations arising from business acquisitions was $2.1 million, and $24.1 million was drawn under the CIBC line of credit. As described above, the amount drawn under the CIBC line of credit was offset by $12.7 million of cash balance in Alithya’s various CIBC bank accounts (included in the $14.5 million of cash on the consolidated statement of financial position) when calculating the $25 million authorized amount available to be drawn under the CIBC line of credit.

The continued availability of the CIBC line of credit is subject to Alithya’s ability to maintain certain leverage, debt service and liquidity covenants, as well as other affirmative and negative covenants, including certain limitations of distributions in the form of dividends or equity repayments in any given fiscal year, as set out in the credit agreement (these covenants also apply to Alithya’s unsecured loan payable with face value $10 million, bearing interest at 9.5% and maturing in July 2020 or any time after July 2017 without penalty).

Fonds de Solidarité FTQ Loan

In July 2015, Alithya entered into an unsecured loan agreement for an aggregate principal amount of $10 million with Fonds de Solidarité FTQ. Interest on the loan is payable quarterly and accrues at a rate of 9.5% per year. The loan is subject to customary covenants and matures in July 2020. Alithya is also required to repay a portion of the loan prior to maturity after July 2016 if it meets certain EBITDA thresholds. In the event of a default by Alithya, Fonds de Solidarité FTQ may convert all or a portion of the outstanding principal amount into voting and participating shares of Alithya at the book value of such shares, subject to a 60-day grace period for Alithya to cure any default.

Alithya was in breach of the liquidity covenant at June 30, 2018, with a ratio of 1.02:1.0 compared to the covenant of 1.2:1.0, but obtained a waiver of agreement from Fonds de Solidarité FTQ for the period starting April 1, 2018 until June 30, 2019, to modify the liquidity ratio financial covenant from 1.2:1.0 to 0.96:1.0. Given Alithya’s current and anticipated growth and its use of the CIBC line of credit to finance acquisitions, management has determined that the line of credit will need to be renegotiated in order to increase financial flexibility and support the company’s growth objectives for the next 12 months and beyond. Management is currently in active discussions with its current banking and financial partners to renegotiate its line of credit and/or raise additional equity. While there can be no assurance of the success of these initiatives, Alithya believes that it will be able to obtain new credit facility terms from its lenders.

Contractual Obligations

There have been no material changes with respect to contractual obligations since March 31, 2018 outside of Alithya’s ordinary course of business.

Off-Balance Sheet Arrangements

There have been no material changes with respect to off-balance sheet arrangements since March 31, 2018 outside of Alithya’s ordinary course of business.

Share Capital

The following table provides a summary of Alithya’s capital stock and options outstanding as at June 30, 2018.

As at June 30, 2018
Class “A” Common Shares	12,009,378
Class “A-CRCD” Common Shares	1,773,212
Class “A-IQ” Common Shares	1,637,204
Multiple Voting Common Shares	7,100,369
Class “J” Common Shares	1,742,342
Class “K” Common Shares	1,182,164
Class ‘L” Common Shares	506,642
Options to purchase Class “A” Common Shares	325,000
Options to purchase Multiple Voting Common Shares	963,160

Critical Accounting Estimates

The preparation of Alithya’s consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the amounts reported as assets, liabilities, income, and expenses in the financial statements. Actual results could differ from those estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which they occur and in any future periods affected. Alithya’s significant accounting policies are fully described in Note 2 of Alithya’s consolidated financial statements included elsewhere in this prospectus/proxy statement. Management believes the critical accounting policies described below reflect the more significant estimates and assumptions used in the preparation of Alithya’s consolidated financial statements.

Revenue Recognition

Alithya generates revenue principally through the provision of consulting services in the areas of IT including systems implementation and strategy. These services are provided under arrangements with varying pricing mechanisms.

Revenue is recognized when the following criteria are met: there is clear evidence that an arrangement exists, the amount of revenue and related costs can be measured reliably, it is probable that future economic benefits will flow to Alithya and the stage of completion can be measured reliably where services are delivered.

Revenue is measured at the fair value of the consideration received or receivable net of discounts, volume rebates and sales related taxes.

Certain of Alithya’s arrangements may include client acceptance clauses. Each clause is analyzed to determine whether the earnings process is complete when the service is performed. Formal client sign-off is not always necessary to recognize revenue, provided that Alithya objectively demonstrates that the criteria specified in the acceptance provisions are satisfied. Some of the criteria reviewed include historical experience with similar types of arrangements, whether the acceptance provisions are specific to the client or are included in all arrangements, the length of the acceptance term and historical experience with the specific client.

Revenue-generating customer contracts generally fall into one of two categories: time and materials arrangements and fixed-fee arrangements.

Time and Materials Arrangements

Revenue from consulting services and systems implementations under time and materials arrangements is recognized as the services are rendered.

Fixed-fee Arrangements

Revenue from consulting services and systems implementations under fixed-fee arrangements where the outcome of the arrangements can be estimated reliably is recognized using the percentage-of-completion method over the service periods. Alithya primarily uses labor costs or labor hours to measure the progress towards completion. This method relies on estimates of total expected labor costs or total expected labor hours to complete the service, which are compared to labor costs or labor hours incurred to date, to arrive at an estimate of the percentage of revenue earned to date. Management regularly reviews underlying estimates of total expected labor costs or hours. If the outcome of an arrangement cannot be estimated reliably, revenue is recognized to the extent of arrangement costs incurred that are likely to be recoverable.

Estimated losses on revenue-generating contracts may occur due to additional contract costs which were not foreseen at the inception of the contract. Contract losses are measured at the amount by which the estimated total costs exceed the estimated total revenue from the contract. The estimated losses on revenue-generating contracts are recognized in the period when it is determined that a loss is probable. The expected loss is first applied to impair the related capitalized contract costs, if any, with the excess recorded in accounts payable and accrued liabilities and in other long-term liabilities. Management regularly reviews arrangement profitability and underlying estimates.

Business Combinations

Alithya accounts for its business combinations using the acquisition method. Under this method the consideration transferred is calculated as the sum of the acquisition date fair value of the assets transferred, liabilities incurred, and the equity interests issued by Alithya. Acquisition-related and integration costs associated with the business combination are expensed as incurred. Alithya recognizes goodwill as the excess of the cost of the acquisition over the net identifiable tangible and intangible assets acquired and liabilities assumed at their acquisition-date fair values and any non-controlling interest in the acquiree. The fair value allocated to tangible and intangible assets acquired and liabilities assumed are based on management’s assumptions, including assumptions that would be made by market participants, acting in their economic best interest. These assumptions include the future expected cash flows arising from the intangible assets identified. The preliminary goodwill recognized is composed of the future economic value associated to acquired work force and any identified synergies with Alithya’s operations which are primarily due to reduction of costs and new business opportunities. The determination of fair value involves making estimates relating to acquired intangible assets, property and equipment, litigation, provision for estimated losses on revenue-generating contracts, other onerous contracts, tax and other contingency reserves. Estimates include the forecasting of future cash flows and discount rates. Subsequent changes in fair values are adjusted against the cost of acquisition, if they qualify as measurement period adjustments. The measurement period is the period between the date of acquisition and the date where all significant information necessary to determine the fair values is available, not to exceed 12 months. All other subsequent changes are recognized in the consolidated statements of operations.

Government Assistance—Tax credits

Alithya is eligible for tax credits for the development of e-business from the Québec provincial government. These tax credits are accounted for as government assistance, following the income approach. Under this method, tax credits are recorded when there is reasonable assurance that the government assistance will be received and that Alithya will comply with all relevant conditions. Tax credits related to operating expenditures are then recorded as a reduction of the related expense and recognized in the period in which the related expenditures are charged to operations. Tax credits related to capital expenditures are recorded as a reduction of the cost of the related asset.

The tax credits recorded are based on management’s best estimates of amounts expected to be received and are subject to audit by the tax authorities.

The ultimate tax treatment is only determinable once a notice of assessment is issued by the relevant taxation authority and payment has been received. Any differences arising between the final resolution and the original assumptions made may result in adjustments to the tax credits receivable and income tax expense in subsequent periods.

Alithya recognized an amount of $0.9 million as a reduction of compensation expenses for the three months ended June 30, 2018 and 2017 in connection with the tax credits.

Intangibles

Intangibles consist mainly of customer relationships, internally generated software and software licenses. Internally generated software and software licenses (“Software”) are recorded at cost. In addition, internally generated software is capitalized when it meets specific capitalization criteria related to technical and financial feasibility and when Alithya demonstrates its ability and intention to use it. Amortization of internally generated software commences once the solution is available for use. Customer relationships, internally generated software, and software licenses acquired through business combinations are initially recorded at their fair value. Alithya amortizes its intangibles using the straight-line method over their estimated useful lives. The residual value, amortization method, and useful life of each asset are reviewed at least once a year, at the reporting date.

Net intangible assets amounted to $13.7 million at June 30, 2018 and $15.1 million at March 31, 2018.

Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of Alithya’s share of the net identifiable assets of the acquired subsidiary at the date of acquisition and it is measured net of accumulated impairment losses. Goodwill is not amortized, but instead tested for impairment annually, or more frequently, should events or changes in circumstances indicate that the goodwill may be impaired.

Goodwill amounted to $31.7 million at June 30, 2018 and at March 31, 2018.

Impairment of Intangible Assets and Goodwill

Timing of impairment testing

The carrying amounts of Alithya’s property and equipment and intangibles with finite useful lives are reviewed for impairment when events or changes in circumstances indicate that the carrying value may be impaired. At each reporting date, Alithya assesses whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill and intangibles that have indefinite useful lives, or that are not yet available for use, are tested for impairment annually, or more frequently, should events or changes in circumstances indicate that they may be impaired. Normally, the recoverable amount is estimated each year, typically as at March 31.

Impairment testing

The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs of disposal. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the “cash-generating unit”, or “CGU”). For the purposes of goodwill impairment testing, goodwill acquired in a business combination is allocated to the CGU, or the group of CGUs, that is expected to benefit from the synergies of the combination. This allocation is subject to an operating segment ceiling test and reflects the lowest level at which that goodwill is monitored for internal reporting purposes. An impairment loss is recognized if the carrying amount of an asset or its CGU exceeds its estimated recoverable amount. Impairment losses are recognized in the consolidated statement of operations. Impairment losses recognized in respect of CGUs that include goodwill are allocated first to reduce the carrying amount of any goodwill allocated to the units, and then to reduce the carrying amounts of the other assets in the unit (group of units) on a pro rata basis not beyond the highest of:

•	The fair value less costs of disposal; and

•	Value in use of the individual asset, if determinable.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

Alithya performed its annual impairment test at March 31, 2018 using the approach described above and determined that goodwill was not impaired.

Provisions and Contingent Liabilities

Provisions are recognized when Alithya has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Alithya’s provisions consist of liabilities for leases of premises that Alithya has vacated, litigation and claim provisions arising in the ordinary course of business and decommissioning liabilities for operating leases of office buildings. Alithya may record restructuring provisions related to business combinations and termination of employment costs incurred as part of its productivity improvement initiatives. The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When the effect of the time value of money is material, provisions are determined by discounting the best estimate of expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as a finance cost. Alithya accrues provisions for onerous leases, which consist of estimated costs associated with vacated premises. The provisions reflect the present value of lease payments in excess of the expected sublease proceeds on the remaining term of the lease. The accrued litigation and legal claim provisions are based on historical experience, current trends and other assumptions that are believed to be reasonable under the circumstances. Estimates include the period in which the underlying cause of the claim occurred and the degree of probability of an unfavorable outcome.

In the case of decommissioning liabilities pertaining to operating leases of buildings where certain arrangements require premises to be returned to their original state at the end of the lease term, the provision is determined using the present value of the estimated future cash outflows.

Restructuring provisions, consisting primarily of severance, are recognized when a detailed formal plan identifies the business or part of the business concerned, the location and number of employees affected, a detailed estimate of the associated costs, appropriate timelines and has been communicated to those affected by it.

Provisions amounted to $0.2 million at June 30, 2018 and $0.9 million at March 31, 2018.

Income Taxes

Income taxes are accounted for using the liability method of accounting.

Current income taxes are recognized with respect to the amounts expected to be paid or recovered under the tax rates and laws that have been enacted or substantively enacted at the reporting date. Deferred income tax assets and liabilities are determined based on deductible or taxable temporary differences between the amounts reported for financial statement purposes and tax values of the assets and liabilities using enacted or substantively enacted tax rates that will be in effect for the year in which the differences are expected to be recovered or settled. Deferred income tax assets and liabilities are recognized in earnings, other comprehensive income or in equity based on the classification of the item to which they relate.

Deferred tax is not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries to the extent that it is probable that they will not reverse in the foreseeable future. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Deferred tax assets amounted to $0.7 million and deferred tax liabilities amounted to $1.4 million at June 30, 2018, compared to $0.6 million and $2.2 million, respectively, at March 31, 2018.

Financial Instruments

Alithya’s financial instruments consist of cash, restricted cash, accounts receivable and other receivables, line of credit, trade accounts payable and accrued liabilities, and long-term debt. Financial instruments recorded at fair value on the consolidated statement of financial position are measured in accordance with IFRS 13 “Fair Value Measurement”. Financial instruments are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. Alithya uses the levels of the fair value hierarchy described below in determining the fair value of financial instruments:

•	Level 1—Valuation based on quoted prices observed in active markets for identical assets or liabilities.

•

Level 2—Valuation techniques based on inputs that are quoted prices of similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; inputs other than quoted prices used in a valuation model that are observable for that instrument; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3—Valuation techniques with significant unobservable market inputs. A financial instrument is classified at the lowest level of the hierarchy for which a significant input has been considered in measuring fair value.

New Standards and Interpretations Adopted

The following standards have been adopted as of the period beginning April 1, 2018:

IFRS 15—Revenue from Contracts with Customers

Alithya has adopted the guidance effective April 1, 2018 using the retrospective method, with the effect of initially applying this standard recognized at the beginning of the earliest period presented and has elected to apply the practical expedient to not apply this guidance to contracts which are completed before the beginning of the earliest period presented or April 1, 2017, and the practical expedients for contract modifications (assessing the contracts in combination with any modifications before April 1, 2017).

The adoption of IFRS 15 has mainly affected Alithya’s presentation method of its payrolling services from gross reporting to net reporting based on the new criteria for determining whether the Company is a principal or an agent in these transactions.

Adoption of the standard resulted in a reduction in consulting fee revenue of $13.2 million and a corresponding reduction in employee compensation costs, net of tax credits and professional fees and other contracted labour expense for the three months ended June 30, 2017. As such, there was no impact on net loss for the period. Additionally, there was no impact on Alithya’s interim condensed consolidated balance sheet as at March 31, 2018 and the interim condensed consolidated statements of cash flows and comprehensive loss for the three months ended June 30, 2017.

IFRS 9—Financial Instruments

In July 2014, the IASB amended IFRS 9—Financial Instruments to bring together the classification and measurement, impairment and hedge accounting phases of the IASB’s project to replace IAS 39—Financial Instruments: Recognition and Measurement. The standard supersedes all previous versions of IFRS 9 and became effective on April 1, 2018 for Alithya with earlier adoption permitted.

Alithya has adopted the guidance effective April 1, 2018 with a nominal impact on disclosure.

Future Changes in Accounting Policies

The following standard has been issued but is not yet effective:

IFRS 16—Leases

In January 2016, the IASB issued IFRS 16—Leases to set out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a lease contract. The standard eliminates the classification of a lease as an operating lease and requires lessees to recognize a right-of-use asset and a lease liability in the statement of financial position for all leases, with exemptions permitted for short leases and leases of low value assets. The standard supersedes IAS 17—Leases and other lease related interpretations. The standard will be effective on April 1, 2019 for Alithya with earlier adoption permitted only if IFRS 15—Revenue from Contracts with Customers is also applied.

Alithya is yet to fully assess the impact of this standard and therefore is unable to provide quantified information. However, in order to determine the impact, Alithya is in the process of:

•	Performing a full review of all agreements to assess whether any additional contracts will become lease contracts under IFRS 16’s new definition of a lease;

•

Deciding which transitional provision to adopt; either full retrospective application or partial retrospective application (which means comparatives do not need to be restated). The partial application method also provides optional relief from reassessing whether contracts in place are, or contain, a lease, as well as other reliefs. Deciding which of these practical expedients to adopt is important as they are one-off choices;

•	Assessing current disclosures operating leases (Note 15) as these are likely to form the basis of the amounts to be capitalized as right-of-use assets;

•	Determining which optional accounting simplifications are available and whether to apply them; and

•	Assessing the additional disclosures that will be required.

Qualitative and Quantitative Disclosure about Market Risks

Interest rate risk

Alithya is exposed to fluctuations in interest rates with respect to its bank borrowings under its line of credit agreement and tax credit financing.

Liquidity risk

Alithya’s activities are financed through a combination of cash flows from operations, borrowings under existing credit facilities, the issuance of debt, and the issuance of equity. One of management’s primary goals is to maintain an optimal level of liquidity through the active management of assets and liabilities as well as cash flows.

On October 19, 2018, Alithya entered into a private placement agreement in conjunction with the proposed merger and arrangement transaction involving Edgewater Technology (the ‘Business Combination’). The private placement agreement offers to purchase 11,111,200 subscription receipts of Alithya at a price of $4.50 per subscription receipt, for aggregate gross proceeds of $50M (the ‘Offering’). The gross proceeds from the Offering will be held in escrow pending certain Escrow Release Conditions, including the satisfaction or waiver of all conditions for the closing of the Business Combination, which is expected in early November. Upon satisfaction of the Escrow Release Conditions, the net proceeds of the Offering will be used to reduce indebtedness, fund future growth initiatives and for general corporate purposes.

Upon the close of the Business Combination and the above private placement, anticipated in early November 2018, New Alithya’s consolidated opening balance sheet is forecasted to have approximately $276M of total assets comprising of $95M of current assets including cash of $10M, $73M of total liabilities comprising of $56M of current liabilities and $203M of equity. For the 12 months following the Business Combination and the above private placement, New Alithya is forecasted to generate on a consolidated basis approximately $22M of Adjusted EBITDA.

Credit risk

Alithya’s credit risk exposure consists mainly of the carrying amounts of cash deposited with major Canadian banks and accounts receivable.

With respect to accounts receivable, Alithya is exposed to a concentration of credit risk on significant customers operating in

Canada. However, any exposure associated with these customers is mitigated by the relative size of and the nature of business carried on by such customers. A significant portion of accounts receivable is due from banks with high credit-ratings, assigned by international credit-rating agencies, government agencies, telecommunications, and retail. In order to manage its exposure to credit risk and assess credit quality, Alithya reviews counterparty credit ratings on a regular basis and sets credit limits when deemed necessary. Historically, bad debts experienced by Alithya have been negligible.

Currency risk

Alithya is exposed to currency risk on its foreign operations which are denominated in a currency other than the Canadian dollar, mainly the US dollar and the Euro, and as such, is subject to fluctuations as a result of foreign exchange rate variations.

See “Risk Factors—Risks Related to Alithya” for additional risks related to Alithya.

Annex D

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated statement of financial position of Alithya as at June 30, 2018 reflects pro forma adjustments to the financial position of Alithya to give effect to the transactions as if they had occurred on that date. The following unaudited pro forma consolidated statement of operations of Alithya for the year ended March 31, 2018 and for the three months ended June 30, 2018 reflects pro forma adjustments to the historical results of Alithya and Edgewater to give effect to the transactions as if they had occurred on April 1, 2017.

Following completion of the transactions, Edgewater will be a wholly-owned subsidiary of New Alithya. However, as New Alithya was formed at the time of the transactions only for issuing equity instruments to permit the combination of Alithya and Edgewater, it will not be identified as the accounting acquirer of Edgewater. Alithya will be the accounting acquirer of Edgewater since its shareholders are expected to hold a majority of voting securities of New Alithya upon completion of the transactions. Accordingly, the acquisition of Edgewater by Alithya will be accounted for using the acquisition method of accounting in accordance with IFRS with the Edgewater assets acquired and Edgewater liabilities assumed being measured at their fair values, including net tangible and identifiable intangible assets as of the closing of the transactions. Any excess of the purchase price over those fair values will be recorded as goodwill.

The following unaudited pro forma consolidated financial information is presented to illustrate the estimated effects of the transactions and certain other adjustments noted below. The historical financial information has been adjusted to give effect to adjustments that are (i) directly attributable to the transactions, (ii) factually supportable, and (iii) in the case of the unaudited pro forma consolidated statement of operations, expected to have a continuing impact on the combined entity’s results.

The following unaudited pro forma consolidated financial information primarily gives effect to the transaction adjustments, which include:

•	the formation of New Alithya;

•

adjustments to reconcile Edgewater’s historical audited financial statements prepared in accordance with U.S. GAAP to IFRS to conform to Alithya’s accounting policies and translation into Canadian dollars from U.S. dollars; and

•	application of the acquisition method of accounting in connection with the transactions to reflect the acquisition of assets and liabilities into New Alithya.

The unaudited pro forma consolidated statement of operations also reflects certain transaction adjustments, including items expected to have a continuing impact on the combined results, such as increased amortization expense on acquired intangible assets. The unaudited pro forma consolidated statement of operations does not include the impact of any synergies or cost savings which may, or are expected to, occur as a result of the transactions.

The unaudited pro forma consolidated financial information presented is based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidated financial information is not intended to be indicative of the results that would actually have occurred, or the results expected in future periods, had the events reflected herein occurred on the dates indicated. Actual amounts recorded upon consummation of the transactions will differ from those recorded in the unaudited pro forma consolidated financial information.

Alithya’s fiscal year end is on March 31 and Edgewater’s fiscal year end is December 31. The fiscal year ends of Alithya and Edgewater differ by less than 93 days. As such, the unaudited pro forma consolidated financial information is based upon the audited consolidated financial statements of Alithya as at and for the fiscal year ended March 31, 2018, the audited consolidated financial statements of Edgewater as of December 31, 2017 and for the fiscal year ended December 31, 2017 as well as upon the unaudited interim condensed consolidated financial statements of Alithya and Edgewater as at and for the three months ended June 30, 2018. The unaudited pro forma consolidated financial information should be read in conjunction with (1) the accompanying notes to the unaudited pro forma consolidated financial information, (2) the audited consolidated financial statements of Alithya as at and for the years ended March 31, 2018 and 2017 and the related notes thereto included elsewhere in this prospectus/proxy statement, (3) the audited consolidated financial statements of Edgewater as at December 31, 2017 and 2016 and for the fiscal years ended December 31, 2017, 2016 and 2015 and the related notes thereto which are incorporated by reference into this prospectus/proxy statement, (4) the unaudited condensed consolidated financial statements of Alithya as at and for the three months ended June 30, 2018 and the related notes thereto included elsewhere in this prospectus/proxy statement, and (5) the unaudited condensed consolidated financial statements of Edgewater as at and for the three months ended June 30, 2018 and the related notes thereto which are incorporated by reference into this prospectus/proxy statement.

Alithya Group Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended March 31, 2018

(In Thousands of Canadian Dollars, Except Per Share Data)

	Alithya March 31, 2018	Edgewater December 31, 2017 (1)	Notes		Pro forma adjustments	Pro forma consolidated March 31, 2018
	$	$			$	$
Consulting fee revenue	206,666	136,340				343,006

Operating expenses
Employee compensation costs, net of tax credits	75,839	120,633				196,472
Professional fees and other contracted labor	115,374	11,986	4.3	(e)	(1,475)	125,885
Occupancy costs	2,440	1,883				4,323
Information technology and communications costs	3,042	8,592				11,634
Other	4,655	6,842				11,497
Share-based compensation	4,163	987				5,150
Depreciation of property and equipment	870	462				1,332
Amortization of intangibles	5,724	2,812	4.3	(f)	(2,812)	12,231
			4.3	(f)	6,507

	212,107	154,197			2,220	368,524

Operating loss	(5,441)	(17,857)			(2,220)	(25,518)

Other revenue	—	7,289				7,289
Financial expenses, net	(2,097)	(537)				(2,634)

Loss before income taxes	(7,538)	(11,105)			(2,220)	(20,863)

Income tax (expense) recovery
Current	(81)	(392)				(473)
Deferred	395	(23,933)	4.3	(g)	(395)	(23,933)

	314	(24,325)			(395)	(24,406)

Net loss for the year	(7,224)	(35,430)			(2,615)	(45,269)

Net loss per share:
Basic loss per share	(0.28)	(2.60)				(1.07)

Weighted average number of shares outstanding, basic (in thousands of shares)	25,724	13,623	4.3	(h)	2,926	42,273

Diluted loss per share	(0.28)	(2.60)				(1.07)

Weighted average number of shares outstanding, diluted (in thousands of shares)	25,724	13,623	4.3	(h)	2,926	42,273

(1)

Edgewater’s consolidated statement of comprehensive loss was adjusted to align with Alithya’s groupings of revenue and expenses as well as Alithya’s accounting policies under IFRS, and to translate the amounts into Canadian dollars from U.S. dollars using the average exchange rate for the year ended March 31, 2018. See Note 3 for details.

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Alithya Group Inc.

Unaudited Pro Forma Consolidated Statement of Operations

Three months ended June 30, 2018

(In Thousands of Canadian Dollars, Except Per Share Data)

	Alithya June 30, 2018	Edgewater June 30, 2018 (2)	Notes		Pro forma adjustments	Pro forma consolidated June 30, 2018
	$	$			$	$
Consulting fee revenue	41,574	32,098				73,672

Operating expenses
Employee compensation costs, net of tax credits	19,909	28,465				48,374
Professional fees and other contracted labor	18,642	591	4.3	(e)	(1,267)	17,966
Occupancy costs	680	456				1,136
Information technology and communications costs	870	1,709				2,579
Other	1,251	1,832				3,083
Share-based compensation	476	85				561
Depreciation of property and equipment	221	92				313
Amortization of intangibles	1,495	704	4.3	(f)	(704)	3,122
			4.3	(f)	1,627

	43,544	33,934			(344)	77,134

Operating loss	(1,970)	(1,836)			344	(3,462)

Other revenue	—	1,902				1,902
Financial expenses, net	(532)	(179)				(711)

Loss before income taxes	(2,502)	(113)			344	(2,271)

Income tax (expense) recovery
Current	(678)	(98)				(776)
Deferred	988	—	4.3	(g)	(224)	764

	310	(98)			(224)	(12)

Net loss for the year	(2,192)	(211)			120	(2,283)

Net loss per share:
Basic loss per share	(0.08)	(0.01)				(0.05)

Weighted average number of shares outstanding, basic (in thousands of shares)	25,951	14,456	4.3	(h)	3,402	43,809

Diluted loss per share	(0.08)	(0.01)				(0.05)

Weighted average number of shares outstanding, diluted (in thousands of shares)	25,951	14,456	4.3	(h)	3,402	43,809

(2)

Edgewater’s consolidated statement of comprehensive loss was adjusted to align with Alithya’s groupings of revenue and expenses as well as Alithya’s accounting policies under IFRS, and to translate the amounts into Canadian dollars from U.S. dollars using the average exchange rate for the three-month period ended June 30, 2018. See Note 3 for details.

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Alithya Group Inc.

Unaudited Pro Forma Consolidated Statement of Financial Position

As at June 30, 2018

(In Thousands of Canadian Dollars)

	New Alithya May 5, 2018	Alithya June 30, 2018	Edgewater June 30, 2018 (3)	Notes	Pro forma adjustments prior to the transactions	Notes	Pro forma adjustments	Pro forma consolidated June 30, 2018
	$	$	$		$		$	$
ASSETS
Current assets
Cash	—	16,971	4,916	4.3 (a)	(22,650)			16,971
				4.3 (a)	17,734
Restricted cash			5,926					5,926
Accounts receivable and other receivables		38,920	37,073					75,993
Income taxes receivable		283						283
Unbilled revenue		4,021						4,021
Tax credits receivable		5,945						5,945
Prepaids		840	3,235					4,075

Total current assets	—	66,980	51,150		(4,916)			113,214
Non-current assets
Restricted cash		2,133						2,133
Property and equipment		1,847	535					2,382
Intangibles		13,650	7,957			4.2	(7,957)	68,119
						4.2	54,469
Deferred income taxes		710				4.3 (g)	485	1,195
Goodwill		31,700	34,993			4.2	(34,993)	101,145
						4.2	69,445
Other assets			275					275

Total assets	—	117,020	94,910		(4,916)		81,449	288,463

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Line of credit		28,373	6,584	4.3 (a)	17,734			52,691
Accounts payable and accrued liabilities		36,754	21,030			4.3 (e)	5,195	62,979
Provisions		154						154
Deferred revenue		1,867	3,368					5,235
Current portion of long-term debt		1,000						1,000

Total current liabilities	—	68,148	30,982		17,734		5,195	122,059
Non-current liabilities
Long-term debt		17,362						17,362
Deferred income taxes		1,389						1,389
Deferred lease inducements		139						139

Total liabilities	—	87,038	30,982		17,734		5,195	140,949

SHAREHOLDERS’ EQUITY
Share capital	—	54,520	391			4.3 (c)	(391)	176,762
						4.3 (c)	122,242
Paid-in capital		—	264,599			4.3 (c)	(264,599)
Treasury stock		—	(123,974)			4.3 (c)	123,974
Deficit		(26,119)	(76,240)	4.3 (a)	(22,650)	4.3 (c)	98,890	(30,829)
						4.3 (e)	(5,195)
						4.3 (g)	485
Accumulated other comprehensive income (loss)		376	(848)			4.3 (c)	848	376
Contributed surplus		1,205						1,205

	—	29,982	63,928		(22,650)		76,254	147,514

	—	117,020	94,910		(4,916)		81,449	288,463

(3)

Edgewater’s consolidated balance sheet was adjusted to align with Alithya’s groupings as well as Alithy’s accounting policies under IFRS, and to translate the amounts into Canadian dollars from U.S. dollars using the end of day foreign exchange rate as at June 30, 2018. See Note 3 for details on the adjustments.

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Alithya Group Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

As at June 30, 2018

(In Thousands of Canadian Dollars, Except Per Share Data)

1 - ACQUISITION OF EDGEWATER

On March 15, 2018, Edgewater entered into the arrangement agreement among Alithya, New Alithya, U.S. Merger Sub and Edgewater. Under the terms of the arrangement agreement, New Alithya will acquire Alithya pursuant to a plan of arrangement under the laws of Quebec, Canada, and U.S. Merger Sub will merge under Delaware law with and into Edgewater, with Edgewater as the surviving corporation in the merger. As a result of the transactions, both Edgewater and Alithya will become wholly-owned subsidiaries of New Alithya.

In accordance with IFRS 3, Business Combinations, the substance of the transactions is the acquisition of Edgewater by Alithya as New Alithya has only been formed to issue equity instruments to effect the transactions and the Alithya shareholders will hold the majority of the voting shares of New Alithya once the transactions are completed. The transactions constitute a business combination as Edgewater meets the definition of a business under that standard. As a result, the statement of financial position of New Alithya is presented as a continuation of Alithya.

The closing of the transactions is subject to the satisfaction of certain conditions included in the arrangement agreement and obtaining required approvals.

2 - BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated statement of financial position of Alithya as at June 30, 2018 has been prepared to reflect the acquisition of Edgewater by Alithya as if it had occurred on that date. The accompanying unaudited pro forma consolidated statement of operations of Alithya for the year ended March 31, 2018 and for the three months ended June 30, 2018 have been prepared to reflect the acquisition of Edgewater by Alithya as if it had occurred on April 1, 2017.

The accompanying unaudited pro forma consolidated statement of operations for the year ended March 31, 2018, the unaudited pro forma consolidated statement of operations for the three months ended June 30, 2018 and the unaudited consolidated statement of financial position as at June 30, 2018 have been prepared in accordance with IFRS from information derived from the audited consolidated financial statements of Alithya as at March 31, 2018, the consolidated audited financial statements of Edgewater as at December 31, 2017, the unaudited condensed consolidated financial statements of Alithya and Edgewater as at and for the three months ended June 30, 2018. The financial statements of Edgewater were initially prepared in accordance with U.S. GAAP and presented in U.S. dollars. They have been adjusted to conform to Alithya’s presentation and accounting policies and translated into Canadian dollars from U.S. dollars (see Note 3).

The pro-forma consolidated statement of operations for the three months ended June 30, 2018 takes into account the adoption of IFRS 15, Revenue from Contracts with Customers, whereas the pro forma consolidated statement of operations for the year ended March 31, 2018 was prepared under the standards in effect as at March 31, 2018.

The pro forma adjustments are based upon available information, estimates and certain assumptions. Management believes that the assumptions used provide a reasonable basis for presenting all of the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions and are appropriately applied in the unaudited pro forma consolidated financial statements. These financial statements do not take into account any synergies or cost savings which may, or are expected to, occur as a result of the transactions. The unaudited pro forma consolidated financial statements are not intended to be indicative of the results that would actually have occurred, or the results expected in future periods, had the events reflected herein occurred on the dates indicated. Actual amounts recorded upon consummation of the transactions will differ from those recorded in the unaudited pro forma consolidated financial statements.

3 - ALIGNMENT OF EDGEWATER’S FINANCIAL INFORMATION WITH ALITHYA’S ACCOUNTING POLICIES AND REPORTING CURRENCY

Edgewater Consolidated Statement of Comprehensive Loss

Year ended December 31, 2017	U.S. GAAP (4)	Accounting policy adjustments	Notes	IFRS	IFRS (5)
(in thousands of dollars)	U.S.$	U.S.$		U.S.$	$
Consulting fee revenue	106,192			106,192	136,340

Operating expenses
Employee compensation costs, net of tax credits	93,958			93,958	120,633
Professional fees and other contracted labor	9,336			9,336	11,986
Occupancy costs	1,467			1,467	1,883
Information technology and communications costs	6,692			6,692	8,592
Other	5,329			5,329	6,842
Share-based compensation	1,022	(253)	3 (b)	769	987
Depreciation of property and equipment	360			360	462
Amortization of intangibles	2,808	(618)	3 (a)	2,190	2,812

	120,972	(871)		120,101	154,197

Operating loss	(14,780)	871		(13,909)	(17,857)

Other revenue	5,677			5,677	7,289
Financial expenses	(418)			(418)	(537)

	(9,521)	871		(8,650)	(11,105)

Income tax expense
Current	305			305	392
Deferred	19,310	880	3 (c)	18,641	23,933
		(1,549)	3 (c)

	19,615	(669)		18,946	24,325

Loss for the year	(29,136)	1,540		(27,596)	(35,430)

(4)	Edgewater’s consolidated statement of comprehensive loss was adjusted to align with Alithya’s groupings of revenue and expenses.
(5)	See Note 4.1 for the exchange rates used to translate the amounts into Canadian dollars from U.S. dollars.

3 - ALIGNMENT OF EDGEWATER’S FINANCIAL INFORMATION WITH ALITHYA’S ACCOUNTING POLICIES AND REPORTING CURRENCY (Continued)

Edgewater Consolidated Statement of Comprehensive Loss

Three months ended June 30, 2018	U.S. GAAP (4)	Accounting policy adjustments	Notes	IFRS	IFRS (5)
(in thousands of dollars)	U.S.$	U.S.$		U.S.$	$
Consulting fee revenue	24,861			24,861	32,098

Operating expenses
Employee compensation costs, net of tax credits	22,047			22,047	28,465
Professional fees and other contracted labor	458			458	591
Occupancy costs	353			353	456
Information technology and communications costs	1,324			1,324	1,709
Other	1,419			1,419	1,832
Share-based compensation	87	(21)	3 (b)	66	85
Depreciation of property and equipment	71			71	92
Amortization of intangibles	561	(16)	3 (a)	545	704

	26,320	(37)		26,283	33,934

Operating loss	(1,459)	37		(1,422)	(1,836)

Other revenue	1,473			1,473	1,902
Financial expenses	(139)			(139)	(179)

	(125)	37		(88)	(113)

Income tax expense
Current	76			76	98
Deferred

	76			76	98

Loss for the year	(201)	37		(164)	(211)

(4)	Edgewater’s consolidated statement of comprehensive loss was adjusted to align with Alithya’s groupings of revenue and expenses.
(5)	See Note 4.1 for the exchange rates used to translate the amounts into Canadian dollars from U.S. dollars.

3 - ALIGNMENT OF EDGEWATER’S FINANCIAL INFORMATION WITH ALITHYA’S ACCOUNTING POLICIES AND REPORTING CURRENCY (Continued)

Edgewater Consolidated Balance Sheet

As at June 30, 2018	U.S. GAAP	Accounting policy adjustments	Notes	IFRS	IFRS (5)
(in thousands of dollars)	U.S.$	U.S.$		U.S.$	$
ASSETS
Current assets
Cash and cash equivalents	3,733			3,733	4,916
Restricted cash	4,500			4,500	5,926
Accounts receivable	28,154			28,154	37,073
Prepaid expenses and other current assets	2,457			2,457	3,235

Total current assets	38,844			38,844	51,150
Non-current
Property and equipment	406			406	535
Intangible assets	4,455	1,588	3 (a)	6,043	7,957
Goodwill	29,983	(3,409)	3 (d)	26,574	34,993
Other assets	209			209	275

Total assets	73,897	(1,821)		72,076	94,910

LIABILITIES
Current liabilities
Accounts payable	1,328			1,328	1,749
Accrued liabilities	14,642			14,642	19,281
Deferred revenue	2,558			2,558	3,368
Revolving credit facility	5,000			5,000	6,584

Total current liabilities	23,528			23,528	30,982

Total liabilities	23,528			23,528	30,982

STOCKHOLDERS’ EQUITY
Common stock	297			297	391
Paid-in capital	200,081	(79)	3 (b)	200,941	264,599
		(461)	3 (c)
		1,400	3 (e)
Treasury stock	(94,148)			(94,148)	(123,974)
Accumulated deficit	(55,217)	1,588	3 (a)	(57,898)	(76,240)
		79	3 (b)
		461	3 (c)
		(3,409)	3 (d)
		(1,400)	3 (e)
Accumulated other comprehensive loss	(644)			(644)	(848)

Total stockholders’ equity	50,369	(1,821)		48,548	63,928

Total liabilities and stockholders’ equity	73,897	(1,821)		72,076	94,910

(5)	See Note 4.1 for the exchange rates used to translate the amounts into Canadian dollars from U.S. dollars.

3 - ALIGNMENT OF EDGEWATER’S FINANCIAL INFORMATION WITH ALITHYA’S ACCOUNTING POLICIES AND REPORTING CURRENCY (Continued)

a)

Alithya amortizes customer relationships on a straight-line basis, whereas Edgewater uses the accelerated method. Therefore, in order to align with Alithya’s policy, the following adjustments are required:

U.S.$
Consolidated statement of financial position as at June 30, 2018
Intangibles	1,588
Accumulated deficit	(1,588)
Consolidated statement of operations
Amortization of intangibles for the year ended March 31, 2018	(618)
Amortization of intangibles for the three months ended June 30, 2018	(16)

b)

IFRS requires equity classified share-based compensation instruments which vest in tranches that are based only on service conditions to be accounted for as a separate share-based payment arrangement for each tranche, meaning that there will be different fair values and vesting periods for each tranche. Currently, Edgewater has elected to recognize compensation cost for awards with only service conditions that have a graded vesting schedule on a straight-line basis over the requisite service period for the entire award. Therefore, the following adjustments are required in order to align with IFRS:

U.S.$
Consolidated statement of financial position as at June 30, 2018
Paid-in capital	79
Accumulated deficit	(79)
Consolidated statements of operations
Share-based compensation for the year ended March 31, 2018	(253)
Share-based compensation for the year ended June 30, 2018	(21)

c)

Deferred tax assets recognized in relation to share-based payment arrangements are adjusted in each period under IFRS to reflect the amount of tax deduction that the entity would receive if the award were tax-deductible in the current period based on a current valuation of the shares. The amount of estimated future tax deduction that exceeds the amount of related cumulative remuneration expense is recorded in paid-in capital. Edgewater has adopted the Accounting Standards Update (“ASU”) no, 2016-09, Compensation-Stock Compensation: Improvements to Employee Share-based Payment, published by the Financial Accounting Standards Board (“FASB”) in 2017 and therefore has recorded the excess benefits to profit and loss for the year ended December 31, 2017. In addition, Edgewater has established a full valuation allowance on its net deferred tax assets in 2017. The following adjustments are required to align to IFRS to reclassify the amounts recorded in profit and loss to paid-in-capital:

U.S.$
Consolidated statement of financial position as at June 30, 2018
Paid-in capital	461
Accumulated deficit	(461)
Consolidated statements of operations
Deferred income taxes as at March 31, 2018	880
Deferred income taxes as at March 31, 2108	(1,549)

d)

Deferred taxes are generally recognized under IFRS for contingent consideration recognized in acquisition accounting that result in amounts that are taxable (deductible) in future periods. U.S. GAAP includes contingent consideration in the determination of goodwill. The following adjustment is required to align to IFRS to recognize an initial difference in goodwill and deferred tax asset for contingent consideration:

U.S.$
Accumulated deficit	3,409
Goodwill	(3,409)

3 - ALIGNMENT OF EDGEWATER’S FINANCIAL INFORMATION WITH ALITHYA’S ACCOUNTING POLICIES AND REPORTING CURRENCY (Continued)

e)

As a result of adopting FASB ASU 2016-09 in the first quarter of 2017, Edgewater recorded a cumulative-effect adjustment to accumulated deficit of U.S.$1.4 million to record a net deferred tax asset related to excess equity-based compensation tax deductions relative to these tax attribute carryforwards. Excess tax benefits are recognized in equity under IFRS, therefore the following adjustment would be required to reclassify the U.S.$1.4 million deferred tax asset between accumulated deficit and paid-in-capital in the statement of financial position:

U.S.$
Accumulated deficit	1,400
Paid-in capital	(1,400)

4 - PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The unaudited pro forma consolidated statement of financial position and consolidated statement of operations give effect to the following assumptions and adjustments.

4.1 Currency translation

The following exchange rates were used in the presentation of the unaudited pro forma consolidated financial statements to translate U.S. dollar amounts into Canadian dollars:

Exchange rate rate per U.S.$
Average exchange rate for the year ended March 31, 2018	1.2839
Average exchange rate for the three months ended June 30, 2018	1.2911
Closing exchange rate as at June 30, 2018	1.3168

4.2 Preliminary purchase price allocation

The transactions are accounted for using the acquisition method in accordance with IFRS 3, Business Combinations. The following table represents the preliminary allocation of the purchase consideration to reflect the estimated fair value of the assets acquired and liabilities assumed at the date of transactions, with any excess allocated to goodwill:

$
Net assets acquired, and liabilities assumed (6)
Current assets	40,308
Non-current assets
Property and equipment	535
Intangibles	54,469
Goodwill	69,445
Other assets	275

163,319
Current liabilities assumed	42,790

Net assets acquired, and liabilities assumed	122,242

(6)	Net assets have been translated into Canadian dollars from U.S. dollars using the closing foreign exchange rate as at June 30, 2018.

The above table represents management’s preliminary assessment of the fair values of assets acquired and liabilities assumed in the transactions based on the best estimates Edgewater, it is not possible to finalize the purchase price allocation. The accounting for the business combination is expected to be completed upon consummation of the transactions as soon as Alithya’s management has gathered all of the significant information available and considered necessary in order to finalize this allocation. In addition, since Alithya has not completed the valuation of the assets acquired and liabilities assumed and as the transactions have not yet been completed, the final purchase price and allocation of the purchase price may vary significantly from the amounts used above.

The effect may be to re-allocate amounts between assets acquired, liabilities assumed and goodwill. The amounts, if any, are not presently determinable.

4 - PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (Continued)

4.3	Adjustments

a)

Edgewater will declare to its stockholders and option holders of record immediately prior to the closing of the transactions a special dividend equal to U.S.$20.5 million. As at the preparation of these pro forma consolidated financial statements the special dividend was declared and is estimated at U.S.$17.2 million ($22.6 million (amount translated in Canadian dollars from U.S. dollars using the closing foreign exchange rate as at June 30, 2018)). The dividend will be payable either in cash to Edgewater stockholders or reflected through an adjustment to the exercise price for holders of Edgewater’s options. These pro forma consolidated financial statements have been prepared with the assumption that Edgewater will either increase its credit facility by $17.7 million or Edgewater or Alithya will secure some other source of financing for the $17.7 million to pay the dividend.

b)

Immediately prior to closing, Alithya will declare and pay dividends in arrears on Class “J” Alithya Common Shares, Class “K” Alithya Common Shares and Class “L” Alithya Common Shares totaling $2,296,233 as at June 30, 2018 The form of payment being considered is the issuance of approximately 510,000 Alithya Common Shares. At closing of the transactions, the form of payment for the dividends (cash or shares) will be decided and if payment in shares (in whole or in part) the ultimate number of shares that will be issued will be determined and will depend on the dividends in arrears accumulated at the date of the closing as well as the price of the Alithya Common Shares.

c)

Each share of Edgewater Common Stock issued and outstanding will be cancelled and converted into the right to receive 1.1918 newly issued New Alithya Subordinate Voting Shares in exchange for each share of Edgewater Common Stock held by such stockholders. Based on the number of shares outstanding as at June 30, 2018, stockholders of Edgewater would receive approximately 17,425,000 New Alithya Subordinate Voting Shares having a value of $122,242,000, representing the estimated purchase price of Edgewater as described in Note 4.2 above.

Each option to purchase a share of Edgewater Common Stock under the Edgewater equity incentive plans that is outstanding immediately prior to the merger effective time will be converted, on substantially the same terms and conditions as were applicable under such option before the merger effective time, into an option to acquire New Alithya Subordinate Voting Shares equal to the number of shares subject to Edgewater option immediately prior to the merger effective time multiplied by the exchange ratio, at an exercise price per share equal to the exercise price per share applicable to such option immediately prior to the merger effective time divided by the exchange ratio.

In addition, purchase rights under ongoing offerings under Edgewater’s employee share purchase program will be converted into purchase rights to acquire New Alithya Subordinate Voting Shares on substantially the same terms and conditions as were applicable before the merger effective time. Each of the current Edgewater equity incentive plans and the employee share purchase program will be terminated at the merger effective time.

As a result of the transactions, the common stock, paid-in-capital, treasury stock, accumulated other comprehensive income and accumulated deficit of Edgewater would be eliminated.

d)

Immediately prior to closing, all Class “J” Alithya Common Shares, Class “K” Alithya Common Shares and Class “L” Alithya Common Shares held by Alithya shareholders will be converted into Alithya Common Shares. As consideration for the transactions, each Alithya Common Share and Alithya Multiple Voting Common Share then issued and outstanding will be cancelled and automatically converted into the right to receive one newly issued New Alithya Subordinate Voting Share and one newly issued New Alithya Multiple Voting Share, respectively. Based on the number of New Alithya Shares to be issued upon consummation of the transactions totaling approximately 26,461,000 as at June 30, 2018 (including the issuance of additional shares to pay for the dividends described in Note 4.3(b) above, assuming that all dividends in arrears will be paid in shares), the former stockholders of Edgewater and the former shareholders of Alithya are expected to own approximately 40% and 60% of the total number of outstanding New Alithya Shares on a fully-diluted basis, respectively.

Each option to purchase an Alithya Common Share or an Alithya Multiple Voting Common Share under the Alithya stock option plan that is outstanding immediately prior to the effective time will be converted on the same terms and conditions as were applicable under such option before the effective time, into a stock option to acquire the same number of New Alithya Subordinate Voting Shares or New Alithya Multiple Voting Shares, respectively, at the same exercise price per share. All rights of each participant under Alithya’s employee share purchase plan will be cancelled in exchange for equivalent rights under a new employee share purchase plan to be adopted by New Alithya for the purchase of New Alithya Subordinate Voting Shares or New Alithya Multiple Voting Shares. Each of the Alithya stock option plan and employee share purchase plan will be terminated at the effective time.

4 - PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (Continued)

e)

The estimated additional transaction costs of $5,195,000 related to the acquisition of Edgewater were recorded directly to deficit, net of estimated deferred income taxes of $485,000. These additional costs would normally be recorded in consolidated earnings under IFRS but have not resulted in an adjustment to the unaudited pro forma consolidated statement of operations as such costs are nonrecurring and are directly attributable to the Edgewater acquisition. A pro forma adjustment has been recorded to eliminate the transaction costs incurred to date and recorded in the consolidated statement of operations amounting to $1,475,000, for the year ended March 31, 2018 and $1,267,000 for the three months ended June 30, 2018, as such costs are non-recurring and are directly attributable to the Edgewater acquisition. The related deferred income taxes amounting to $395,000 and $224,000 for the year ended March 31, 2018 and the three months ended June 30, 2018, respectively, have also been adjusted.

f)

Assuming the intangible assets had been recognized at fair value on April 1, 2017 and amortized over their estimated respective remaining useful lives, the unaudited pro forma consolidated statement of operations reflects an increase in amortization expense of $3,695,000 and $923,000 for the year ended March 31, 2018 and the three months ended June 30,2018, respectively. The estimate of useful life for each intangible asset to be recognized will be finalized upon the closing of the transactions and the finalization of the purchase price and purchase price allocation.

g)

The adjustment to income taxes reflects changes to taxable income relating to the adjustment for acquisition costs for Alithya as described in Note 4.3(e) above. The acquisition costs and amortization of intangible assets related to Edgewater have no tax effect as Edgewater has unrecognized tax assets and therefore any adjustment would be reflected through an adjustment to the unrecognized deferred tax assets.

h)

The adjustment to the weighted average number of shares outstanding is to reflect the conversion ratio of 1.1918 to the weighted average number of Edgewater shares outstanding described in Note 4.3(c) above as well as to take into account the issuance of Alithya Common Shares for payment of the dividends in arrears as described in Note 4.3(b) above.